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                                                                     Exhibit 4.2

                                     FORM OF

                          FIRST SUPPLEMENTAL INDENTURE

                                      among

                                TOM BROWN, INC.,

                             as Issuer and Guarantor

                       TOM BROWN RESOURCES FUNDING CORP.,

                              as Subsidiary Issuer

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,

                                   as Trustee

                         Dated as of September 16, 2003

                                       to

                             SUBORDINATED INDENTURES

                         Dated as of September 16, 2003

                                 --------------



                                  225,000 UNITS

                                  consisting of

   $115,200,000 Aggregate Principal Amount of 7.25% Senior Subordinated Notes
                    due September 15, 2013 of Tom Brown, Inc.

                                       and

   $109,800,000 Aggregate Principal Amount of 7.25% Senior Subordinated Notes due September 15, 2013 of Tom Brown Resources Funding Corp.

================================================================================
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                                TABLE OF CONTENTS

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                                    ARTICLE I

                                 NOTES AND UNITS

Section 1.1.   Designation of Notes and Units; Form, Dating and Terms............................................2
Section 1.2.   Execution and Authentication......................................................................6
Section 1.3.   Registrar and Paying Agent........................................................................7
Section 1.4.   Paying Agent to Hold Money in Trust...............................................................7
Section 1.5.   Holder Lists......................................................................................8
Section 1.6.   Mutilated, Destroyed, Lost or Stolen Notes and Units..............................................8
Section 1.7.   Outstanding Notes and Units.......................................................................9
Section 1.8.   Temporary Notes and Units.........................................................................9
Section 1.9.   Cancellation.....................................................................................10
Section 1.10.  Payment of Interest; Defaulted Interest..........................................................10
Section 1.11.  Computation of Interest..........................................................................11
Section 1.12.  CUSIP and ISIN Numbers...........................................................................11
Section 1.13.  Redemption and Repurchase........................................................................12
Section 1.14.  Conversion.......................................................................................12
Section 1.15.  Maturity.........................................................................................12
Section 1.16.  Parent Securities................................................................................12
Section 1.17.  Other Terms of Parent Notes, Subsidiary Notes and Units..........................................12

                                   ARTICLE II

                      AMENDMENTS TO THE ORIGINAL INDENTURES

Section 2.1.   Amendments Applicable Only to the Parent Notes, the Subsidiary Notes and the Units...............12
Section 2.2.   Definitions and other Provisions of General Application..........................................13
Section 2.3.   Covenants........................................................................................45
Section 2.4.   Successor Company................................................................................71
Section 2.5.   Redemption.......................................................................................72
Section 2.6.   Remedies.........................................................................................76
Section 2.7.   Trustee..........................................................................................83
Section 2.8.   Defeasance and Covenant Defeasance...............................................................90
Section 2.9.   Amendments.......................................................................................94
Section 2.10.  Subordination of Notes...........................................................................97
Section 2.11.  Parent Guarantee................................................................................105
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                                   ARTICLE III

                                  MISCELLANEOUS

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Section 3.1.   Integral Part...................................................................................107
Section 3.2.   General Definitions.............................................................................107
Section 3.3.   Adoption, Ratification and Confirmation.........................................................107
Section 3.4.   Counterparts....................................................................................107
Section 3.5.   Benefits of Indenture...........................................................................107
Section 3.6.   Governing Law...................................................................................108
Section 3.7.   Notices.........................................................................................108
Section 3.8.   When Notes or Units Disregarded.................................................................109
Section 3.9.   No Recourse Against Others......................................................................109
Section 3.10.  Waiver of Immunities............................................................................109
Section 3.11.  Consent to Jurisdiction; Appointment of Agent for Service of Process; Judgment Currency.........110

Exhibit A      Form of Parent Note
Exhibit B      Form of Subsidiary Note
Exhibit C      Form of Parent Guarantee
Exhibit D      Form of Unit
Exhibit E      Form of Supplemental Indenture to Add Subsidiary Guarantors

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      FIRST SUPPLEMENTAL INDENTURE, dated as of September 16, 2003 (the
"Indenture"), among TOM BROWN, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Parent"), having its principal office at 555 Seventeenth Street, Suite 1850, Denver, Colorado 80202, TOM BROWN RESOURCES FUNDING CORP., an unlimited company organized under the laws of Nova Scotia, Canada having its principal office at 736 8th Avenue, SW, 7th Floor, Calgary, Alberta, Canada T2P 3H2 (the "Subsidiary Issuer") and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

                RECITALS OF THE PARENT AND THE SUBSIDIARY ISSUER

      The Parent has heretofore executed and delivered to the Trustee an Indenture, dated as of September 16, 2003 relating to its subordinated debt securities (the "Original Parent Indenture"), providing for the issuance from time to time of one or more series of the Parents' subordinated debt Securities.

      The Subsidiary Issuer has heretofore executed and delivered to the Trustee an Indenture, dated as of September 16, 2003 relating to its subordinated debt securities (the "Original Subsidiary Issuer Indenture" and, together with the Original Parent Indenture, the "Original Indentures," and, as each shall be amended and supplemented by this First Supplemental Indenture, the "Indenture"), providing for the issuance from time to time of one or more series of the Subsidiary Issuer's subordinated debt Securities.

      Section 901(7) of each of the Original Indentures provides that the Parent or the Subsidiary Issuer, as applicable, and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series.

      Sections 901(2) and 901(3) of each of the Original Indentures permit the execution of supplemental indentures without the consent of any Holders to add to the covenants of the Parent or the Subsidiary Issuer, as applicable, for the benefit of, and to add any additional Events of Default with respect to, all or any series of Securities.

      Section 901(5) of each of the Original Indentures permits the execution of supplemental indentures without the consent of any Holders to add to, change or eliminate any of the provisions of the Indenture with respect to all or any series of Securities, provided that, among other things, such addition, change or elimination does not apply to any outstanding Security of any series created prior to the execution of such supplemental indenture.

      Section 301 of each of the Original Indentures provides that the Company may enter into supplemental indentures to establish the form, terms and provisions of a series of Securities issued pursuant to the Indenture.

      Sections 301(19) and 301(20) of each of the Original Indentures permit such supplemental indentures to add or to change the covenants and Events of Default that apply to Securities of the series to be issued.

      Section 301(22) of each of the Original Indentures permits such supplemental indenture to determine whether the Securities of the series to be issued will be issued together with other securities as units.


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      The Parent has duly authorized the issuance of its 7.25% Senior
Subordinated Notes due September 15, 2013 (the "Parent Notes"), and to provide therefor the Parent has duly authorized the execution and delivery of this Indenture.

      The Subsidiary Issuer has duly authorized the issuance of its 7.25% Senior Subordinated Notes due September 15, 2013 (the "Subsidiary Notes" and, together with the Parent Notes, the "Notes"), and to provide therefor the Subsidiary Issuer has duly authorized the execution and delivery of this Indenture.

      The Parent has duly authorized the unconditional guarantee (the "Parent Guarantee") of the Subsidiary Issuer's obligations under the Subsidiary Notes and all the obligations of the Subsidiary issuer as set forth in this Indenture.

      The Parent and the Subsidiary Issuer have duly authorized the creation of units (the "Units"), each Unit consisting, subject to the Section 802, of $512 aggregate principal amount of Parent Notes and $488 aggregate principal amount of Subsidiary Notes.

      This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

      All things necessary have been done to make the Parent Notes, the Subsidiary Notes, the Parent Guarantee and the Units, each when duly issued, executed and delivered by the Parent and/or the Subsidiary Issuer, as the case may be, and authenticated as described herein, the valid obligations of the Parent and/or the Subsidiary Issuer, as the case may be, and to make this Indenture a valid agreement of the Parent and the Subsidiary Issuer, in accordance with its terms.

      Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of Units.

                       ----------------------------------

                                   ARTICLE I

                                 NOTES AND UNITS

      SECTION 1.1. DESIGNATION OF NOTES AND UNITS; FORM, DATING AND TERMS

      (A) These shall be designated series of Securities designated (i) 7.25% Senior Subordinated Notes due September 15, 2003 of the Parent (the "Parent Notes"), (ii) 7.25% Senior Subordinated Notes due September 15, 2003 of the Subsidiary Issuer (the "Subsidiary Notes") and (iii) "Units" consisting of Parent Notes and Subsidiary Notes. Each Unit shall initially consist, subject to
Section 802, of $512 principal amount of Parent Notes and $488 principal amount of Subsidiary Notes. The aggregate principal amount of Notes and Units that may be authenticated and delivered under this Indenture is unlimited.

      Each Holder of Units shall be deemed to be the Holder, for each Unit held by such Holder, of $512 principal amount of Parent Notes and $488 principal amount of Subsidiary


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Notes, upon which principal of, premium, if any, and interest on (and, in the case of the Subsidiary Notes, Additional Amounts, if any) is payable to such Holder on the dates and in the manner provided in the Parent Notes, the Subsidiary Notes and in this Indenture.

      The Parent and the Subsidiary Issuer on the Issue Date shall initially issue, and the Trustee shall initially authenticate and deliver, for original issue, 250,000 Units consisting of an aggregate of $115,200,000 principal amount of Parent Notes and $109,800,000 principal amount of Subsidiary Notes. The Parent and the Subsidiary Issuer may issue, from time to time in compliance with the provisions of this Indenture, including, without limitation, the covenants set forth in Article Ten hereof, an unlimited amount of Additional Units consisting of Additional Parent Notes and the Additional Subsidiary Notes having identical terms and conditions as the Parent Notes and Subsidiary Notes issued on the Issue Date; provided that so long as the Subsidiary Issuer is the obligor under the Subsidiary Notes and is organized under the laws of a province of Canada, no such Additional Units may be issued within five years prior to the Stated Maturity of the Subsidiary Notes. Furthermore, Notes and Units may be authenticated and delivered upon registration or transfer, or in lieu of, other Notes and Units pursuant to Section 1.6, Section 1.7, Section 1007 or in connection with an Asset Disposition Offer pursuant to Section 1009 or a Change of Control Offer pursuant to Section 1017.

      With respect to the issuance of any Additional Notes and/or Additional Units, the Parent and/or the Subsidiary Issuer, as the case may be, shall set forth in a resolution of each of its Board of Directors and in an Officer's Certificate, the following information: (1) the aggregate principal amount of such Additional Notes and Additional Units to be authenticated and delivered pursuant to this Indenture, (2) the issue price and the issue date of such Additional Notes and Additional Units, including, with respect to any Additional Notes, the date from which interest shall accrue and (3) a representation that the Parent and the Subsidiary Issuer are each in compliance with the covenants set forth in Article Ten.

      The Units and any Additional Units shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Units and Additional Units will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of Units or Additional Units shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

      The Parent Notes, the Subsidiary Notes and any Additional Units shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Parent Notes, the Subsidiary Notes and Additional Parent Notes and Additional Subsidiary Notes will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Parent Notes, the Subsidiary Notes or Additional Parent Notes and Additional Subsidiary Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

      (B) The Parent Notes and the Subsidiary Notes comprising each Unit will not be separable and will be transferable only as a Unit, so long as each of the Parent Notes and the Subsidiary Notes are outstanding. The Units will initially be issued in the form of a fully registered global security, which will be deposited with The Depository Trust Company ("DTC"). The principal of, premium, if any, and interest on the Notes (including Additional Amounts, if any, on the Subsidiary Notes) will be payable at the office or agency of the Parent and the Subsidiary Issuer maintained for such purpose in The City of New York, New York, or


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at such other office or agency of the Parent and the Subsidiary Issuer as may be maintained for such purpose pursuant to Section 1.3; provided, however, that, at the option of the Parent or the Subsidiary Issuer, as the case may be, interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Register. Payments in respect of the Parent Notes and the Subsidiary Notes (including principal of, premium, if any, and interest on the Notes (including Additional Amounts, if any, on the Subsidiary Notes)) will be made by wire transfer of immediately available funds to the accounts specified by DTC.

      A form of the global Parent Note (the "Global Parent Note") is attached as Exhibit A hereto, a form of the global Subsidiary Note (the "Global Subsidiary Note") is attached as Exhibit B hereto, a form of the Parent Guarantee is attached as Exhibit C hereto and a form of the global Unit (the "Global Unit") is attached as Exhibit C hereto, each of which may include notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A, Exhibit B, Exhibit C, Exhibit D and in Section 1.1(d).

      (C) The Notes and the Units shall be issuable only in registered form without coupons and only as whole Units consisting of Notes in denominations, subject to Section 802, of (i) $512 principal amount for the Parent Notes and
(ii) $488 principal amount for the Subsidiary Notes, or in each case, any integral multiple of such whole Units.

      (D) The Global Unit (and all Units issued in exchange therefor or substitution thereof) shall bear a legend substantially to the following effect on the face thereof:

            "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR UNITS IN DEFINITIVE FORM, THIS GLOBAL UNIT MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH DEPOSITARY, TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL UNIT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OR PORTIONS OF THIS GLOBAL UNIT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE PARENT AND THE SUBSIDIARY ISSUER OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF


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            DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
            OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

      (E) Book-Entry Provisions.

            (1) This Section 1.1(e) shall apply only to the Global Unit deposited with the Trustee, as custodian for DTC.

            (2) The Global Unit initially shall (x) be registered in the name of DTC for the Global Unit or the nominee of DTC, (y) be delivered to the Trustee as custodian for DTC and (z) bear legends as set forth in Section 1.1(d).

            (3) Members of, or participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to the Global Unit held on their behalf by DTC or by the Trustee as the custodian of DTC or under the Global Unit, and DTC may be treated by the Parent, the Subsidiary Issuer or the Trustee and any agent of the Parent, the Subsidiary Issuer or the Trustee as the absolute owner of the Global Unit for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Parent, the Subsidiary Issuer or the Trustee or any agent of the Parent, the Subsidiary Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a Holder of a beneficial interest in the Global Unit.

            (4) In connection with any transfer of a portion of the beneficial interest in the Global Unit pursuant to subsection (d) of this Section to beneficial owners who are required to hold Definitive Securities, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Unit in an amount equal to the principal amount of the beneficial interest in the Global Unit to be transferred, and the Parent and the Subsidiary Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of like tenor and amount.

            (5) In connection with the transfer of the Global Unit to beneficial owners pursuant to subsection (d) of this Section, the Global Unit shall be deemed to be surrendered to the Trustee for cancellation, and the Parent and the Subsidiary Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in the Global Unit, an equal aggregate principal amount of Definitive Securities of authorized denominations.


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            (6)   The registered Holder of the Global Unit may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or under the Notes or the Units.

      (F) Definitive Securities.

            (1) Except as provided below, owners of beneficial interests in the Global Unit will not be entitled to receive Definitive Securities. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Securities in exchange for their beneficial interests in the Global Unit upon written request in accordance with DTC's and the Registrar's procedures. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Unit if (a) the Parent and the Subsidiary Issuer notify the Trustee in writing that DTC is unwilling or unable to continue as Depositary for the Global Unit or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as Depositary, and in each case a successor Depositary is not appointed by the Parent and the Subsidiary Issuer within 90 days of such notice or cessation, (b) each of the Parent and the Subsidiary Issuer executes and delivers to the Trustee and the Registrar an Officers' Certificate stating that the Global Unit shall be so exchangeable or (c) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC that the Global Unit be so exchanged. Upon the occurrence of any of the preceding events in (a), (b) or (c) above, Definitive Securities shall be issued in such names as DTC shall instruct the Trustee.

            (2) Any Definitive Securities delivered in exchange for interest in the Global Unit pursuant to Section 1.1(e)(4) or (5) shall bear the applicable legend, as set forth in Section 1.1(d).

            (3) In connection with the exchange of a portion of a Definitive Security for a beneficial interest in the Global Unit, the Trustee shall cancel such Definitive Security, and the Parent and the Subsidiary Issuer shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new Definitive Security representing the principal amount not so transferred.

      SECTION 1.2. EXECUTION AND AUTHENTICATION

      The Parent Notes shall be signed by one Officer of the Parent by either manual or facsimile signature. The Subsidiary Notes shall be signed by one Officer of the Subsidiary Issuer by either manual or facsimile signature. The Units shall be signed by one Officer of the Parent and one Officer of the Subsidiary Issuer by either manual or facsimile signature. If an Officer whose signature is on a Note or a Unit no longer holds that office at the time the Trustee


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authenticates the Note or the Unit, as the case may be, such Note or Unit shall be valid nevertheless.

      A Note or Unit shall not be valid until an authorized signatory of the Trustee manually authenticates the Note or Unit, as the case may be. The signature of the Trustee on a Note or Unit shall be conclusive evidence that such Note or Unit has been duly and validly authenticated and issued under this Indenture. A Note or Unit shall be dated the date of its authentication.

      The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Parent and the Subsidiary Issuer to authenticate the Notes and the Units. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate the Notes and the Units whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. An Authenticating Agent has the same rights as a Paying Agent to deal with Holders or an Affiliate of the Parent and the Subsidiary Issuer.

      SECTION 1.3. REGISTRAR AND PAYING AGENT

      The Parent and the Subsidiary Issuer shall maintain an office or agency where Notes and Units may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Parent and the Subsidiary Issuer shall cause each of the Registrar and the Paying Agent to maintain an office or agency in New York, New York. The Registrar shall keep a register of the Notes and Units and of their transfer and exchange (the "Register"). The Parent and the Subsidiary Issuer may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

      The Parent and the Subsidiary Issuer shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Parent and the Subsidiary Issuer shall notify the Trustee of the name and address of each such agent. If the Parent and the Subsidiary Issuer fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 607. The Parent or the Subsidiary Issuer may act as Paying Agent, Registrar, co-registrar or transfer agent.

      The Parent and the Subsidiary Issuer initially appoints the Trustee as Registrar and Paying Agent.

      SECTION 1.4. PAYING AGENT TO HOLD MONEY IN TRUST

      By no later than 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Note is due and payable, the Parent and the Subsidiary Issuer shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal or interest when due. The Parent and the Subsidiary Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee in writing of any default by any of the Parent


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or the Subsidiary Issuer in making any such payment. If either the Parent or the
Subsidiary Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Parent or the Subsidiary Issuer at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Parent or the Subsidiary Issuer, as the case may be) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Parent or the Subsidiary Issuer, the Trustee shall serve as Paying Agent for the Notes.

      SECTION 1.5. HOLDER LISTS

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Notes and Units. If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Parent and the Subsidiary Issuer shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

      SECTION 1.6. MUTILATED, DESTROYED, LOST OR STOLEN NOTES AND UNITS

      If a mutilated Note or Unit is surrendered to the Registrar or if the Holder of a Note or Unit claims that such Note or Unit has been lost, destroyed or wrongfully taken, the Parent and/or the Subsidiary Issuer, as the case may be, shall issue and the Trustee shall authenticate a replacement Note or Unit if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee, the Parent and/or the Subsidiary Issuer, as the case may be, such Holder shall furnish an indemnity sufficient in the judgment of the Trustee, the Parent and/or the Subsidiary Issuer, as the case may be, to protect the Parent and/or the Subsidiary Issuer, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note or Unit is replaced, and, in the absence of notice to the Parent and/or the Subsidiary Issuer, as the case may be, and the Trustee that such Note or Unit has been acquired by a bona fide purchaser, the Parent and/or the Subsidiary Issuer, as the case may be, shall execute by either manual or facsimile signature (and the Trustee shall authenticate and make available for delivery), in exchange for any such mutilated Note or Unit or in lieu of any such destroyed, lost or stolen Note or Unit, a new Note or Unit of like tenor and principal amount, bearing a number not contemporaneously outstanding.

      In case any such mutilated, destroyed, lost or stolen Note or Unit has become or is about to become due and payable, the Parent and/or the Subsidiary Issuer, as the case may be, in its discretion may, instead of issuing a new Note or Unit, pay such Note or Unit.

      Upon the issuance of any new Note or Unit under this Section, the Parent and/or the Subsidiary Issuer, as the case may be, may require the payment by the Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.


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      Every new Note or Unit issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note or Unit shall constitute an original additional contractual obligation of the Parent and/or the Subsidiary Issuer, as the case may be, and any other obligor upon the Note or Unit, whether or not the mutilated, destroyed, lost or stolen Note or Unit shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes and Units duly issued hereunder.

      The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes or Units.

      SECTION 1.7. OUTSTANDING NOTES AND UNITS

      Notes and Units outstanding at any time are all Notes and Units authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 1.7 as not outstanding. A Note or Unit, as the case may be, ceases to be outstanding in the event the Parent or the Subsidiary Issuer or a subsidiary of the Parent or the Subsidiary Issuer holds such Note or Unit, provided, however, that (i) for purposes of determining which are outstanding for consent or voting purposes hereunder, Notes and Units shall cease to be outstanding in the event the Parent or the Subsidiary Issuer or an Affiliate of the Parent or the Subsidiary Issuer holds such Note or Unit and (ii) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Notes or Units are present at a meeting of Holders of Notes or Units for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Notes or Units which a Trust Officer of the Trustee actually knows to be held by the Parent or the Subsidiary Issuer or an Affiliate of the Parent or the Subsidiary Issuer shall not be considered outstanding.

      If a Note or Unit is replaced pursuant to Section 1.6, it ceases to be outstanding unless the Trustee, the Parent and the Subsidiary Issuer receive proof satisfactory to them that the replaced Note or Unit, as the case may be, is held by a bona fide purchaser.

      If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or Stated Maturity money sufficient to pay all principal and interest payable on that date with respect to the Notes or Units (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes or Units (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

      SECTION 1.8. TEMPORARY NOTES AND UNITS

      Until Definitive Securities are ready for delivery, the Parent and the Subsidiary Issuer may prepare and the Trustee shall authenticate temporary Parent Notes, temporary Subsidiary Notes and temporary Units (together, the "Temporary Securities"). Temporary Securities shall be substantially in the form of the Definitive Securities but may have variations that the Parent and the Subsidiary Issuer consider appropriate for Temporary Securities. Without unreasonable delay, the Parent and the Subsidiary Issuer shall prepare and the Trustee shall authenticate Definitive Securities. After the preparation of Definitive Securities, the Temporary Securities shall be exchangeable for Definitive Securities upon surrender of the Temporary Securities at any office or agency maintained by the Parent and the Subsidiary Issuer for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more Temporary Securities, the Parent and the Subsidiary Issuer shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Parent Notes, Subsidiary Notes and Units. Until so exchanged, the Holder of Temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Securities.

      SECTION 1.9. CANCELLATION

      The Parent and the Subsidiary Issuer at any time may deliver Notes or Units to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes or Units surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and return to the Parent and/or the Subsidiary Issuer, as the case may be, all Note and Units surrendered for registration of transfer, exchange, payment or cancellation. The Parent and the Subsidiary Issuer may not issue new Notes or Units to replace Notes or Units it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

      SECTION 1.10. PAYMENT OF INTEREST; DEFAULTED INTEREST

      Interest on the Notes which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name the Notes are registered at the close of business on the regular record date for such interest at the office or agency of the Parent or the Subsidiary Issuer, as the case may be, maintained for such purpose pursuant to Section 1.3.

      Any interest on any Parent Note or Subsidiary Note, which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall be paid by the Parent or the Subsidiary Issuer, as the case may be, at its election in each case, as provided in clause (a) or (b) below:

      (A) The Parent or the Subsidiary Issuer, as the case may be, may elect to make payment of any Defaulted Interest to the Persons in whose names the Note is registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Parent or the Subsidiary Issuer, as the case may be, shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice) of the proposed payment (the "Special Interest Payment Date"), and at the same time the Parent or the Subsidiary Issuer, as the case may be, shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the "Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Parent or the Subsidiary Issuer, as the case may be, of such Special Record Date, and in the name and at the expense of the Parent or the Subsidiary Issuer, as the case may be, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 12.2, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Units are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

      (B) The Parent or the Subsidiary Issuer, as the case may be, may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Units may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Parent or the Subsidiary Issuer, as the case may be, to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

      Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

      SECTION 1.11. COMPUTATION OF INTEREST

      Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Solely for purposes of the Interest Act (Canada), the yearly rate of interest to which interest calculated for a period of less than one year on the basis of a year of 360 days consisting of 12 30-day periods is equivalent is such rate of interest multiplied by a fraction of which (i) the numerator is the product of (A) the actual number of days in the year commencing on the first day of such period, multiplied by (B) the sum of (y) the product of 30 multiplied by the number of complete months elapsed in such period and (z) the actual number of days elapsed in any incomplete month in such period; and
(ii) the denominator is the product of (a) 360 multiplied by (b) the actual number of days in such period. The Trustee shall have no obligation to calculate interest under the Interest Act (Canada).

      SECTION 1.12. CUSIP AND ISIN NUMBERS

      The Parent and the Subsidiary Issuer in issuing the Notes and Units may use "CUSIP" and "ISIN" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" and "ISIN" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Units or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes and Units, and any such redemption shall not be affected by any defect in or omission of such CUSIP or ISIN numbers.

The Parent and the Subsidiary Issuer shall promptly notify the Trustee of any change in the CUSIP and ISIN numbers.

      SECTION 1.13. REDEMPTION AND REPURCHASE

      (A) There shall be no sinking fund for the retirement of the Parent Notes or the Subsidiary Notes or other mandatory redemption obligation.

      (B) The Parent and Subsidiary Issuer, at their joint option, may redeem the Units in accordance with the provisions of the Parent Notes, the Subsidiary Notes and the Indenture, including, without limitation, Article Eleven.

      (C) The Parent and Subsidiary Issuer, at the option of the Holders thereof, shall jointly repurchase the Units in accordance with the provisions of the Parent Notes, the Subsidiary Notes and the Indenture, including, without limitation, Sections 1009 and 1017.

      SECTION 1.14. CONVERSION

      The Units, the Parent Notes and the Subsidiary Notes shall not be convertible into any other securities.

      SECTION 1.15. MATURITY

      The Stated Maturity of the Parent Notes and the Subsidiary Notes shall be September 15, 2013.

      SECTION 1.16. PARENT SECURITIES

      The Subsidiary Notes shall be guaranteed by the Parent in accordance with the provisions of Article Thirteen and Exhibit C hereto.

      SECTION 1.17. OTHER TERMS OF PARENT NOTES, SUBSIDIARY NOTES AND UNITS

      Without limiting the foregoing provisions of this Article I, the terms of the Parent Notes, the Subsidiary Notes and the Units shall be as provided in the forms of the Parent Notes, the Subsidiary Notes and the Units as set forth in Exhibit A, Exhibit B, and Exhibit C respectively, hereto and as provided in the Indenture.

                                   ARTICLE II

                      AMENDMENTS TO THE ORIGINAL INDENTURES

      SECTION 2.1. AMENDMENTS APPLICABLE ONLY TO THE PARENT NOTES, THE SUBSIDIARY NOTES AND THE UNITS

      The amendments and supplements contained herein shall apply to the Parent Note, the Subsidiary Notes and the Units only and not to any other series of Securities issued under the Original Indentures, and any covenants provided herein are expressly being included solely for the benefit of the Parent Note, the Subsidiary and the Units. These amendments and supplements shall be effective for so long as there remain any Parent Notes, Subsidiary Notes or Units outstanding.

      SECTION 2.2. DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

      (A) Section 101 of each of the Original Indentures is amended and supplemented by inserting or restating, as the case may be, in their appropriate alphabetical position, the following definitions:

      "ACNTA" means (without duplication), as of the date of determination:

      (a)   the sum of:

            (1) discounted future net revenue from proved crude oil and natural gas reserves of the Parent and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated in a reserve report prepared as of the end of the Parent's most recently completed fiscal year, which reserve report is prepared or reviewed by independent petroleum engineers, as increased by, as of the date of determination, the discounted future net revenue of

                  (A) estimated proved crude oil and natural gas reserves of the Parent and its Restricted Subsidiaries attributable to acquisitions consummated since the date of such year-end reserve report, and

                  (B) estimated crude oil and natural gas reserves of the Parent and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward determinations of estimates of proved crude oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior year end) due to exploration, development or exploitation, production or other activities which reserves were not reflected in such year-end reserve report, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the discounted future net revenue attributable to

                  (C) estimated proved crude oil and natural gas reserves of the Parent and its Restricted Subsidiaries reflected in such year-end reserve report produced or disposed of since the date of such year-end reserve report and

                  (D) reductions in the estimated oil and gas reserves of the Parent and its Restricted Subsidiaries reflected in such year-end reserve report since the date of such year-end reserve report attributable to downward determinations of estimates of proved crude oil and natural gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report); provided, however, that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Parent's engineers;

            (2) the capitalized costs that are attributable to crude oil and natural gas properties of the Parent and its Restricted Subsidiaries to which no proved crude oil and natural gas reserves are attributed, based on the Parent's books and records as of a date no earlier than the date of the Parent's latest annual or quarterly financial statements;

            (3) the Net Working Capital on a date no earlier than the date of the Parent's latest annual or quarterly financial statements; and

            (4) the greater of (I) the net book value on a date no earlier than the date of the Parent's latest annual or quarterly financial statements and (II) the appraised value, as estimated by independent appraisers, of other tangible assets of the Parent and its Restricted Subsidiaries as of a date no earlier than the date of the Parent's latest audited financial statements (provided that the Parent shall not be required to obtain such an appraisal of such assets if no such appraisal has been performed); minus

      (b) to the extent not otherwise taken into account in the immediately preceding clause (a), the sum of:

            (1)   minority interests;

            (2) any net gas balancing liabilities of the Parent and its Restricted Subsidiaries reflected in the Parent's latest audited financial statements;

            (3) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Parent's year-end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties;

            (4) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Parent's year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Parent and its Restricted Subsidiaries with respect to volumetric Production Payments on the schedules specified with respect thereto; and

            (5) the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to dollar-denominated Production Payments that, based on the estimates of production included in determining the discounted future net revenue specified in the immediately preceding clause (a)(1) (utilizing the same prices utilized in the Parent's year-end reserve report), would be necessary to satisfy fully the obligations of the Parent and its Restricted Subsidiaries with respect to dollar-denominated Production Payments on the schedules specified with respect thereto.

      "Acquired Indebtedness" means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or
(ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Parent or such acquisition. Acquired Indebtedness shall be deemed to have been incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

      "Additional Assets" means:

            (1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Parent or a Restricted Subsidiary in the Oil and Gas Business;

            (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Parent or a Restricted Subsidiary of the Parent;

            (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Parent; or

            (4)   the development or exploitation of Oil and Gas Properties;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in the Oil and Gas Business.

      "Additional Notes" means Parent Notes or Subsidiary Notes, as the case may be, that are issued under a supplemental indenture after the date that the Notes, as Units, are first issued by the Parent or the Subsidiary Issuer, as the case may be, and authenticated by the Trustee under this Indenture, which will rank pari passu with the Parent Notes or Subsidiary Notes, as the case may be, initially issued in all respects, except that interest will only accrue on such Additional Notes as and from the issue date of such Additional Notes or such other date as set forth in the terms of such Additional Notes.

      "Additional Units" means Units that are issued under a supplemental indenture after the date that the Units are first issued by the Parent and the Subsidiary Issuer and authenticated by the Trustee under this Indenture, which will consist of Additional Notes.

      "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

      "Asset Disposition" means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Parent or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

      Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

      (1) a disposition by a Restricted Subsidiary to the Parent or by the Parent or a Restricted Subsidiary to a Restricted Subsidiary;

      (2)   the sale of Cash Equivalents in the ordinary course of business;

      (3) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Parent and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

      (4)   transactions permitted under Section 801;

      (5) an issuance of Capital Stock by a Restricted Subsidiary of the Parent to the Parent or to a Wholly-Owned Subsidiary;

      (6) for purposes of Section 1009 only, the making of a Permitted Investment or a disposition subject to Section 1005;

      (7)   an Asset Swap effected in compliance with Section 1011; other than
            Section 1011(a)(2);

      (8) dispositions of assets in a single transaction or series of related transactions with an aggregate fair market value in any calendar year of less than $2 million;

      (9)   dispositions in connection with Permitted Liens;

      (10) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

      (11) the abandonment, assignment, lease, sublease or farm-out of Oil and Gas Properties, or the forfeiture or other disposition of such properties pursuant to standard form operating agreements, in each case in the ordinary course of business in a manner that is customary in a Related Business;

      (12) any disposition of inventory, hydrocarbons or other mineral products in the ordinary course of business;

      (13) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property; and

      (14)  foreclosure on assets.

      "Asset Swap" means concurrent purchase and sale or exchange of Related Business Assets between the Parent or any of its Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with Section 1009.

      "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

      "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

      "Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or Incurred after the Issue Date, payable by the Parent or the Subsidiary Issuer under or in respect of the Existing Credit Facilities, and any related notes, collateral documents, letters of credit and guarantees and any Interest Rate Agreement entered into in connection with the such credit agreements, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Parent at the rate specified therein whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

      "Bankruptcy Law" means Title 11, United States Code, or any similar U.S. federal or state law for the relief of debtors.

      "Board of Directors" means, with respect to any Person, the board of directors of such Person or any duly authorized committee thereof.

      "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Parent or the Subsidiary Issuer, as applicable, to have been duly adopted by such Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

      "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

      "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

      "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

      "Cash Equivalents" means:

      (1) securities issued or directly and fully guaranteed or insured by the United States Government or the Canadian Government or any agency or instrumentality of the United States or Canada (provided that the full faith and credit of the United States or Canada is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

      (2) marketable general obligations issued by any state of the United States of America or province of Canada or any political subdivision of any such state or province or any public instrumentality thereof maturing within one year from the date of acquisition of the United States or Canada (provided that the full faith and credit of the United States or Canada, respectively, is pledged in support thereof) and, at the time of acquisition, having a credit rating of "A" or better from either S&P or Moody's or, in the case of a Canadian issuer, Dominion Rating Service Limited or Canadian Bond Service Limited;

      (3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by S&P, "A" or the equivalent thereof by Moody's, "B" of the equivalent thereof by Thompson Bank Watch Rating or, in the case of a Canadian issuer, "A" or the equivalent thereof by Dominion Rating Service Limited or Canadian Bond Service Limited, and having combined capital and surplus in excess of $500 million;

      (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and
            (3) entered into with any bank meeting the qualifications specified in clause (3) above;

      (5) commercial paper rated at the time of acquisition thereof at least "A-1" or the equivalent thereof by S&P, "P-1" or the equivalent thereof by Moody's or, in the case of a Canadian issuer, "R-1" or the equivalent thereof by Dominion Rating Service Limited or Canadian Bond Service Limited, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

      (6) interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (5) above.

      "Change of Control" means:

      (1) any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Parent (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Parent held by a parent entity, if such person or group "beneficially owns" (as defined above), directly or indirectly, more than 50% of the voting power of the Voting Stock of such entity); or

      (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Parent was approved by a vote of 66-2/3% of the directors of the Parent then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

      (3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Parent and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

      (4) the adoption by the stockholders of the Parent of a plan or proposal for the liquidation or dissolution of the Parent.

      "Code" means the U.S. Internal Revenue Code of 1986, as amended.

      "Commodity Agreements" means, with respect to any Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuation in commodity prices.

      "Common Stock" means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

      "Consolidated Coverage Ratio" means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

      (1)   if the Parent or any Restricted Subsidiary:

            (a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

            (b) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated

                  EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

      (2) if since the beginning of such period the Parent or any Restricted Subsidiary will have made any Asset Disposition or disposed of any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition:

            (a) the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

            (b) Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Parent or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Parent and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Parent and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

      (3) if since the beginning of such period the Parent or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Parent) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

      (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Parent or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Parent or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest

            Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Parent (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Parent, the interest rate shall be calculated by applying such optional rate chosen by the Parent.

      "Consolidated EBITDA" for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

      (1)   Consolidated Interest Expense;

      (2)   Consolidated Income Taxes;

      (3)   consolidated depletion and depreciation expense;

      (4)   consolidated exploration expense;

      (5) consolidated amortization expense or impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 "Goodwill and Other Intangible Assets;"

      (6) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation);

and less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto and deducted in calculating such Consolidated Net Income, the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to volumetric Production Payments, and (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to dollar-denominated Production Payments. Notwithstanding the preceding sentence, clauses (2) through (5) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (5) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Parent by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

      "Consolidated Income Taxes" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

      "Consolidated Interest Expense" means, for any period, the total interest expense of the Parent and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

      (1) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

      (2) amortization of debt discount and debt issuance cost (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);

      (3)   non-cash interest expense;

      (4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

      (5) interest actually paid by the Parent or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any Person other than the Parent or any Restricted Subsidiary;

      (6) costs associated with Interest Rate Agreements and Currency Agreements (including amortization of fees); provided, however, that if Interest Rate Agreements and Currency Agreements result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

      (7) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

      (8) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Parent or a Wholly-Owned Subsidiary; and

      (9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Parent) in connection with Indebtedness Incurred by such plan or trust;

      provided, however, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Parent or any Restricted Subsidiary.

For purposes of the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by the Parent and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of the Parent. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Parent or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

      "Consolidated Net Income" means, for any period, the net income (loss) of the Parent and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

      (1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

            (a)   subject to the limitations contained in clauses (3), (4) and
                  (5) below, the Parent's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Parent or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause
                  (2) below); and

            (b) the Parent's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Parent or a Restricted Subsidiary;

      (2) any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Parent, except that:

            (a)   subject to the limitations contained in clauses (3), (4) and
                  (5) below, the Parent's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Parent or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

            (b) the Parent's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

      (3) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Parent or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

      (4)   any extraordinary gain or loss;

      (5)   the cumulative effect of a change in accounting principles;

      (6) any non-cash mark-to-market adjustments to assets or liabilities resulting in unrealized gains or losses in respect of Hedging Obligations (including those resulting from the application of SFAS
            133); and

      (7) any impairments or write-downs of oil and natural gas assets; provided, however, that, to the extent they may become applicable, ceiling limitation write-downs in accordance with generally accepted accounting principles shall be treated as capitalized costs, as if such write-downs had not occurred.

      "Corporate Trust Office" means when used with respect to (i) the Trustee, the principal corporate trust office which as of the date of this Indenture is located at 950 17th Street, Suite 300, Denver, Colorado 80202, provided that with respect to payments on the Notes and exchange, transfer, or surrender of the Notes, means c/o U.S. Bank National Association, 60 Livingston Avenue, St. Paul, Minnesota 55107 or such other location designated in writing by the Trustee; (ii) any Paying Agent other than the Trustee, such office as is designated in writing to the Trustee.

      "Credit Facility" means, with respect to the Parent and any of its Restricted Subsidiaries, one or more debt facilities (including, with limitation, the Existing Credit Facilities) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), accounts payable overdraft financing or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the Existing Credit Facilities or any other credit or other agreement or indenture).

      "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

      "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

      "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

      "Definitive Securities" means certificated Parent Notes, Subsidiary Notes and Units.

      "Designated Senior Indebtedness" means (1) the Bank Indebtedness (to the extent such Bank Indebtedness constitutes Senior Indebtedness) and (2) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25 million and is specifically designated in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

      "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

      (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

      (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Parent or a Restricted Subsidiary); or

      (3) is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Notes or (b) on which there are no Units outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Parent to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Parent may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Parent with Section 1009 and Section 1017 and such repurchase or redemption complies with Section 1005.

      "Equity Offering" means a public or private sale for cash by the Parent of its Common Stock, or options, warrants or rights with respect to its Common Stock, other than public offerings with respect to the Parent's Common Stock, or options, warrants or rights, registered on Form S-4 or S-8.

      "Exchange Act" means the Securities Exchange Act of 1934 and any successor statute thereto, in each case as amended from time to time.

      "Existing Credit Facilities" means:

      (1) the Credit Agreement, dated as of June 27, 2003, among the Parent, the lenders party thereto, the other agents party thereto, BNP Paribas, Wachovia Bank, National Association and The Bank of Nova Scotia, as Global Syndication Agents, U.S. Bank National Association, as U.S. Documentation Agent, and JPMorgan Chase Bank, as Global Administrative Agent;

      (2) the Credit Agreement, dated as of June 27, 2003, among the Subsidiary Issuer, Tom Brown Resources Ltd., the lenders party thereto, the other agents party thereto, National Bank of Canada, as Canadian Revolving Documentation Agent, JPMorgan Chase Bank Toronto Branch, as Canadian Administrative Agent, and JPMorgan Chase Bank, as Global Administrative Agent;

      (3) the Credit Agreement, dated March 20, 2001, as amended by the First Amendment thereto dated as of June 27, 2003, by and among the Subsidiary Issuer, the lenders party thereto, JPMorgan Chase Bank, as global administrative agent, JPMorgan Chase Bank, Toronto Branch, as Canadian administrative agent , and the other agents and lenders party thereto; and

      (4) the Credit Facility, dated as of April 6, 2001, by and between Tom Brown Resources Ltd. and National Bank of Canada.

      "Foreign Subsidiary" means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP.

      "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

      (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

      (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business or Liens of the Capital Stock or assets of a Restricted Subsidiary constituting Permitted Liens under clause (1) of the definition of "Permitted Liens." The term "Guarantee" used as a verb has a corresponding meaning.

      "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

      "Holder" means the Person in whose name a Parent Note, Subsidiary Note or Unit, as the case may be, is registered in the Register.

      "Hydrocarbon Interests" means all rights, titles and interests in and to oil and gas leases, oil, gas and mineral leases, other Hydrocarbon leases, mineral interests, mineral servitudes, overriding royalty interests, royalty interests, net profits interests, Production Payments, and other similar interests.

      "Hydrocarbons" means, collectively, oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate and all other liquid or gaseous hydrocarbons and related minerals and all products therefrom, in each case whether in a natural or a processed state.

      "Incur" means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

      "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

      (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

      (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

      (3) the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

      (4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

      (5) Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

      (6) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

      (7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

      (8) the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person (including any Guarantees of production or payment by such Person with respect to a Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment); and

      (9) to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

      Notwithstanding the foregoing, the following shall not constitute "Indebtedness":

      (1) any obligation in respect of any Production Payment (except as set forth in clause (8) of the first paragraph of this definition of "Indebtedness"), royalty, overriding royalty, net profits interest, master limited partnership interest or other interest in oil and natural gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties;

      (2)   any obligation in respect of a farm-in agreement;

      (3) any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or U.S. Government Obligations (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness;

      (4) oil or gas balancing liabilities incurred in the ordinary course of business and consistent with past practice;

      (5) any obligations in respect of completion bonds, performance bonds, bid bonds, appeal bonds, surety bonds, bankers acceptances, letters of credit, insurance obligations or bonds and other similar bonds and obligations incurred by the Parent or any Restricted Subsidiary in the ordinary course of business and any guaranties or letters of credit functioning as or supporting any of the foregoing bonds or obligations;

      (6) any obligation under Interest Rate Agreements, Currency Agreements and Commodity Agreements; provided, that such Interest Rate Agreements, Currency Agreements and Commodity Agreements are related to business transactions of the Parent or its Restricted Subsidiaries entered into in the ordinary course of business and are entered into for bona fide hedging purposes of the Parent or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Parent);

      (7) any obligation arising from agreements of the Parent or a Restricted Subsidiary providing for indemnification, guarantee, adjustment of purchase price, holdback, contingency payment obligation based on the performance of the disposed asset or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Parent and its Restricted Subsidiaries in connection with such disposition; and

      (8) any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence.

      "Interest Payment Date", when used with respect to any security, means the Stated Maturity of an installment of interest on such security.

      "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

      "Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

      (1) Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

      (2) endorsements of negotiable instruments and documents in the ordinary course of business; and

      (3) an acquisition of assets, Capital Stock or other securities by the Parent or a Subsidiary for consideration to the extent such consideration consists of common equity securities of the Parent.

      For purposes of Section 1005,

      (1) "Investment" will include the portion (proportionate to the Parent's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Parent at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Parent will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Parent's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Parent's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Parent in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

      (2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Parent. If the Parent or any Restricted Subsidiary of the Parent sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary of the Parent such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Parent, the Parent shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as conclusively determined by the Board of Directors of the Parent in good faith) of the Capital Stock of such Subsidiary not sold or disposed of.

      "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P.

      "Issue Date" means the date on which the Notes and the Units are originally issued.

      "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

      "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

      "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

      (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

      (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

      (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

      (4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Parent or any Restricted Subsidiary after such Asset Disposition.

      "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

      "Net Working Capital" means:

      (1)   all current assets of the Parent and its Restricted Subsidiaries;
            minus

      (2) all current liabilities of the Parent and its Restricted Subsidiaries, except current liabilities included in Indebtedness;

determined in accordance with GAAP.

      "Non-Recourse Debt" means Indebtedness of a Person:

      (1) as to which neither the Parent nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

      (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Parent or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

      (3) the explicit terms of which provide there is no recourse against any of the assets of the Parent or its Restricted Subsidiaries.

      "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Parent.

      "Officers' Certificate" means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Parent.

      "Oil and Gas Business" means:

      (1) the acquisition, exploration, exploitation, development, operation or disposition of interests in oil, gas or other hydrocarbon properties;

      (2) the gathering, marketing, treating, processing, storage, selling, transporting or refining of any production from such interests or properties;

      (3) any business relating to or arising from exploration for or development, production, gathering, marketing, treatment, processing, storage, sale, transportation or refining of oil, gas and other minerals and products produced in association therewith; or

      (4) any activity that is ancillary or necessary or desirable to facilitate the activities described in clauses (1) through (3) of this definition, including raising capital to finance its operations.

      "Oil and Gas Properties" means the Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with the Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any governmental authority having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, joint venture agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, the lands covered thereby and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, profits a prendre, hereditaments, appurtenances and Properties in anywise appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, water wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

      "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Parent or the Trustee.

      "Permitted Business Investments" means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil, natural gas, other hydrocarbons and minerals through agreements, transactions, interests or arrangements that permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including without limitation:

      (1) ownership interests in oil, natural gas, other hydrocarbons and minerals properties or gathering, transportation, processing, storage or related systems; and

      (2) Investment in the form of or pursuant to operating agreements, joint venture agreements, partnership agreements, processing agreements, farm-in agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil, natural gas and other hydrocarbons, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, subscription agreements, stock purchase agreements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements with third parties, excluding, however, Investments in corporations other than Restricted Subsidiaries.

      "Permitted Investment" means an Investment by the Parent or any Restricted Subsidiary in:

      (1) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is the Oil and Gas Business;

      (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Parent or a Restricted Subsidiary; provided, however, that such Person's primary business is the Oil and Gas Business;

      (3)   Permitted Business Investments;

      (4)   cash and Cash Equivalents;

      (5) receivables owing to the Parent or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Parent or any such Restricted Subsidiary deems reasonable under the circumstances;

      (6) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

      (7) loans or advances to employees (other than executive officers) made in the ordinary course of business consistent with past practices of the Parent or such Restricted Subsidiary;

      (8) Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Parent or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

      (9) Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 1009;

      (10) Investments for consideration consisting of Capital Stock (other than Disqualified Stock) of the Parent;

      (11)  Investments in existence on the Issue Date;

      (12) Currency Agreements, Interest Rate Agreements, Commodity Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 1004;

      (13) Investments by the Parent or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (13), in an aggregate amount at the time of such Investment not to exceed $15 million outstanding at any one time (with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value);

      (14)  Guarantees issued in accordance with Section 1004;

      (15) prepaid expenses, lease, utilities, workers' compensation performance and similar deposits made in the ordinary course of business;

      (16) Investments owned by a Person if and when it is acquired by the Parent and becomes a Restricted Subsidiary; provided, however, that such Investments are not made in contemplation of such acquisition;

      (17)  Investments in any units of any oil and gas royalty trust; and

      (18)  any Asset Swap made in accordance with Section 1009(g).

      "Permitted Liens" means, with respect to any Person:

      (1) Liens securing Indebtedness and other obligations under the Credit Facility and related Hedging Obligations and other Senior Indebtedness and liens on assets of Restricted Subsidiaries securing Guarantees of Indebtedness and other obligations under the Credit Facility permitted to be Incurred under this Indenture;

      (2) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

      (3) Liens imposed by law, including carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

      (4) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

      (5) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

      (6) encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

      (7)   Liens securing Hedging Obligations;

      (8) leases, licenses, subleases and sublicenses of assets which do not materially interfere with the ordinary conduct of the business of the Parent or any of its Restricted Subsidiaries;

      (9) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

      (10) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, purchase money obligations or other payments Incurred to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business provided that:

            (a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

            (b) such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Parent or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

      (11) Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

            (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Parent in excess of those set forth by regulations promulgated by the U.S. Federal Reserve Board; and

            (b) such deposit account is not intended by the Parent or any Restricted Subsidiary to provide collateral to the depository institution;

      (12) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Parent and its Restricted Subsidiaries in the ordinary course of business;

      (13)  Liens existing on the Issue Date;

      (14)  Liens in favor of the Parent or the Subsidiary Issuer;

      (15) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Parent or any Restricted Subsidiary;

      (16) Liens on property at the time the Parent or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Parent or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Parent or any Restricted Subsidiary;

      (17) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Parent or another Restricted Subsidiary;

      (18) Liens securing the Notes and other obligations arising under this Indenture;

      (19) Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

      (20) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease; and

      (21) Liens on pipelines and pipeline facilities that arise by operation of law;

      (22) farm-out, carried working interest, joint operating, unitization, royalty, sales and similar agreements relating to the exploration or development of, or production from, Oil and Gas Properties entered into in the ordinary course of business;

      (23) Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-in agreements, farm-out agreements, assignments, purchase and sale agreements, division orders, contracts for the sale, purchase, processing, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements, development agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business;

      (24) Liens reserved in oil and gas mineral leases for bonus, royalty or rental payments and for compliance with the terms of such leases,

      (25) leases, pooling agreements, unitization agreements, subleases, licenses or sublicenses, joint interest billing arrangements, net profits interests, participation agreements, and arrangements similar to any of the foregoing, entered into in the ordinary course of business;

      (26) Liens to secure Production Payments that are not prohibited by this Indenture; and

      (27) Liens incurred in the ordinary course of business of the Parent and its Subsidiaries with respect to obligations that do not exceed $10 million.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

      "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

      "Production Payments" means a production payment obligation (whether volumetric or U. S. dollar-denominated) of the Parent or any of its Subsidiaries which are payable from a specified share of proceeds received from production from specified Oil and Gas Properties, together with all undertakings and obligations in connection therewith.

      "Property" or "property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

      A "Public Market" exists at any time with respect to the Common Stock of the Parent if the Common Stock of the Parent is then registered with SEC pursuant to Section 12(b) or 12(g) of Exchange Act and traded either on a national securities exchange or in the Nasdaq Stock Market.

      "Redemption Date", when used with respect to any Note or Unit to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

      "Redemption Price", when used with respect to any Note or Unit to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

      "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance," "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Parent that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

      (1) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

      (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

      (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees Incurred in connection therewith); and

      (4) if the Indebtedness being refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      "Related Business Assets" means assets used or useful in the Oil and Gas Business.

      "Representative" means any trustee, agent or representative (if any) of an issue of Senior Indebtedness.

      "Restricted Investment" means any Investment other than a Permitted Investment.

      "Restricted Subsidiary" means the Subsidiary Issuer and any other Subsidiary of the Parent other than an Unrestricted Subsidiary.

      "S&P" means Standard & Poor's Ratings Group, Inc. or any successor to the rating agency business thereof.

      "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Parent or a Restricted Subsidiary transfers such property to a Person and the Parent or a Restricted Subsidiary leases it from such Person.

      "SEC" means the U.S. Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933 and any successor statute thereto, in each case as amended from time to time.

      "Senior Indebtedness" means, whether outstanding on the Issue Date or thereafter issued, created, Incurred or assumed, the Bank Indebtedness and all amounts payable by the Parent or the Subsidiary Issuer, as the case may be, under or in respect of all other Indebtedness of the Parent or the Subsidiary Issuer, as the case may be, including premiums and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Parent or the Subsidiary Issuer, as the case may be, at the rate specified in the documentation with respect thereto whether or not a claim for post filing interest is allowed in such proceeding) and fees relating thereto; provided, however, that Senior Indebtedness will not include:

      (1)   any Indebtedness Incurred in violation of this Indenture;

      (2)   any obligation of the Parent to any Subsidiary;

      (3) any liability for Federal, state, foreign, local or other taxes owed or owing by the Parent or the Subsidiary Issuer;

      (4) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

      (5) any Indebtedness, Guarantee or obligation of the Parent or the Subsidiary Issuer, as the case may be, that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of the Parent or the Subsidiary Issuer, as the case may be, including, without limitation, any Senior Subordinated Indebtedness and any Subordinated Obligations; or

      (6)   any Capital Stock.

      "Senior Subordinated Indebtedness" means (a) in the case of the Parent, the Parent Notes and any other Indebtedness of the Parent that specifically provides that such Indebtedness of the Parent is to rank equally with the Parent Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Parent which is not

Senior Indebtedness of the Parent; or (b) in the case of the Subsidiary Issuer, the Subsidiary Notes and any other Indebtedness of the Subsidiary Issuer that specifically provides that such Indebtedness of the Subsidiary Issuer is to rank equally with the Subsidiary Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Subsidiary Issuer which is not Senior Indebtedness of the Subsidiary Issuer.

      "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Parent within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

      "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 1.10(a).

      "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

      "Subordinated Obligation" means any Indebtedness of the Parent or the Subsidiary Issuer (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

      "Subsidiary" of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by
(1) such Person, (2) such Person and one or more Subsidiaries of such Person or
(3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Parent.

      "Subsidiary Guarantee" means, individually, any unconditional Guarantee, on a senior subordinated basis, of payment of the Parent Notes and the Subsidiary Notes by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by this Indenture.

      "Subsidiary Guarantor" means any Restricted Subsidiary that has provided a Subsidiary Guarantee in accordance with Section 1004(b)(4) or Section 1013.

      "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

      "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder.

      "Uniform Commercial Code" means the Uniform Commercial Code of the State of New York, as amended.

      "Unrestricted Subsidiary" means:

      (1) any Subsidiary of the Parent that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Parent in the manner provided below; and

      (2)   any Subsidiary of an Unrestricted Subsidiary.

      The Board of Directors of the Parent may designate any Subsidiary of the Parent (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

      (1) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Parent which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

      (2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

      (3) such designation and the Investment of the Parent in such Subsidiary complies with Section 1005;

      (4) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Parent and its Subsidiaries;

      (5) such Subsidiary is a Person with respect to which neither the Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation:

            (a)   to subscribe for additional Capital Stock of such Person; or

            (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

      (6) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Parent or any Restricted Subsidiary with terms substantially less favorable to the Parent than those that might have been obtained from Persons who are not Affiliates of the Parent.

         Any such designation by the Board of Directors of the Parent shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Parent giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

         The Board of Directors of the Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Parent could Incur at least $1.00 of additional Indebtedness under Section 1004(a) on a pro forma basis taking into account such designation.

         "Vice President", when used with respect to the Parent, the Subsidiary Issuer or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

         "U.S. Dollar Equivalent" means, with respect to any monetary amount in a currency other than the U.S. dollar, at or as of any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Reuters (or, if Reuters ceases to provide such spot quotations, by any other reputable service as is providing such spot quotations, as selected by the Parent or the Subsidiary Issuer) at approximately 11:00 a.m. (New York City time) on the date not more than two Business Days prior to such determination.

         "U.S. Government Obligations" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

         "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

         "Wholly-Owned Subsidiary" means a Restricted Subsidiary of the Parent, all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Parent or another Wholly-Owned Subsidiary."

         (B) Section 101 of each of the Original Indentures is hereby amended by addition of the following provisions at the end of the subsection captioned "Rules of Construction":

                  "(6) references to sections of or rules under the Exchange Act or the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

                  (7) references to "$", "$" or "U.S. dollars" shall refer to the lawful currency of the United States of America;

                  (8) whenever the definitions in this Article I or the provisions in Articles III or VI of this Indenture refer to an amount in U.S. dollars, that amount shall be deemed to refer to the U.S. Dollar Equivalent of the amount of any obligation denominated in any other currency or currencies, including composite currencies; and

                  (9) section references (other than to statutes in decimal format (e.g., Section 1.1) shall refer to sections in this First Supplemental Indenture; and section references (other than to statutes) in non-decimal format (e.g., Section 101) shall refer to sections in the Original Indentures or the Indenture."

         SECTION 2.3. COVENANTS

         Article Ten of each of the Original Indentures is hereby supplemented, amended and restated to read in its entirety as follows:

                                  "Article Ten

                                    Covenants

                  Section 1001  Payment of Principal, Premium and Interest

                  The Parent covenants and agrees for the benefit of the Holders of the Parent Notes, as Holders of Units, that it shall promptly pay the principal of and interest on the Parent Notes on the dates and in the manner provided in the Parent Notes and in this Indenture. Principal and interest on the Parent Notes shall be considered paid on the date due if on such date the Trustee or Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or Paying Agent, as the case may be, is not prohibited from paying money to Holders of the Parent Notes on that date pursuant to the terms of this Indenture. The Parent shall pay interest on overdue principal at the rate specified therefor in the Parent Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  The Subsidiary Issuer covenants and agrees for the benefit of the Holders of the Subsidiary Notes, as Holders of Units, that it shall promptly pay the principal of and interest on the Subsidiary Notes (including Additional Amounts, if any) on the dates and in the manner provided in the Subsidiary Notes and in this Indenture. Principal and interest on the Subsidiary Notes (including Additional Amounts, if any) shall be considered paid on the date due if on such date the Trustee or Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due (including Additional Amounts, if any) and the Trustee or Paying Agent, as the case may be, is not prohibited from paying money to Holders of the Subsidiary Notes on that date pursuant to the terms of this Indenture. The Subsidiary Issuer shall pay interest on overdue principal at the rate specified therefor in the Parent Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  Section 1002  Maintenance of Office or Agency

                  The Parent and the Subsidiary Issuer shall maintain in the Borough of Manhattan, The City of New York, New York an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes or Units may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Parent or the Subsidiary Issuer in respect of the Notes or Units and this Indenture may be served. The Parent and the Subsidiary Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Parent and the Subsidiary Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Parent and the Subsidiary Issuer may also from time to time designate one or more other offices or agencies where the Notes or the Units may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Parent and the Subsidiary Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, New York for such purposes. The Parent and the Subsidiary Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Parent and the Subsidiary Issuer hereby designate the Corporate Trust Office of the Trustee as one such office or agency in accordance with Section 1.3.

                  Section 1003  Additional Amounts

                  All payments made by the Subsidiary Issuer in respect of the Subsidiary Notes or the Parent under the Parent Guarantee will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments, or other governmental charges of any nature imposed or levied by or on behalf of Canada or any political subdivision or authority thereof or therein having power to tax, unless the Subsidiary Issuer or the Parent under the Parent Guarantee is required by law or by the interpretation of administration thereof by the relevant government authority or agency to withhold or deduct such taxes, duties, assessments, or other governmental charges. The Subsidiary Issuer or the Parent under the Parent Guarantee, as the case may be, will make the required withholding or deduction, make payment of the amount so withheld or deducted to the appropriate government authority and pay any additional amounts that may be necessary to ensure that the net amounts received by the Holders after the withholding or deduction (including any withholding or deduction for such additional amounts) equals the respective amounts of principal and interest which would have been receivable in respect of the Subsidiary Notes in the absence of the withholding or deduction ("Additional Amounts"). No additional amounts shall, however, be payable:

                  (a) to a Holder who is subject to the taxes, duties, assessments or other governmental charges by reason of any present or former connection between the Holder and Canada other than solely by the holding of the Subsidiary Notes or by the receipt of payments in respect of the Subsidiary Notes;

                  (b) if the payment would not have been subject to the taxes, duties, assessments or other governmental charges had the request for payment been made within 30 days of the related due date or, in case the full amount of funds payable had not been provided to the principal paying agent when due, within 30 days of the date on which the funds were received by the principal paying agent and notice of the availability of the funds has been given;

                  (c) to the extent that the taxes, duties, assessments or other governmental charges would not have been imposed but for the failure of the Holder to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with Canada of the Holder if:

                           (1) such compliance is required or imposed by law as a precondition to exemption from all or a part of the tax, duty, assessment or other governmental charge; and

                           (2) at least 30 days prior to the first interest payment date with respect to which this clause (c) will apply, the Parent or the Subsidiary Issuer has notified the Holders that they will be required to comply with this requirement; or

                  (d) to a Holder that does not deal at arm's length (as contemplated by the Income Tax Act (Canada)) with the Subsidiary Issuer.

                  No Additional Amounts will be paid to a Holder that is a depositary or its nominee, a fiduciary or a partnership or other than the sole beneficial owner of the payment to the extent that a beneficiary or settlor with respect to the fiduciary or a member of the partnership or beneficial owner would not have been entitled to receive payment of the Additional Amounts had the beneficiary, settlor, member or beneficial owner been the Holder of the Subsidiary Note.

                  Section 1004  Limitation on Indebtedness

                  (e) The Parent will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Parent and any Subsidiary Guarantor may Incur Indebtedness if on the date thereof:

                           (1) the Consolidated Coverage Ratio for the Parent and its Restricted Subsidiaries is at least 2.50 to 1.00; and

                           (2) no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness or transactions relating to such Incurrence.

                  (f) Notwithstanding Section 1004(a), Indebtedness may be Incurred as follows:

                           (1)      Indebtedness of the Parent and its
                                    Restricted Subsidiaries Incurred pursuant to the Credit Facilities, so long as the aggregate amount of all Indebtedness Incurred under this clause (1) that is at any time, outstanding does not exceed the greater of (x) $360 million and (y) $100 million plus 20% of ACNTA, in each case, as of the date of such Incurrence;

                           (2) Indebtedness of the Parent owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Parent or any Restricted Subsidiary; provided, however,

                                    (a)     if the Parent is the obligor on such
                                            Indebtedness, such Indebtedness is
                                            expressly subordinated to the prior
                                            payment in full in cash of all
                                            obligations with respect to the
                                            Notes comprising the Units; and

                                    (b)     (i) any subsequent issuance or
                                            transfer of Capital Stock or any
                                            other event which results in any
                                            such Indebtedness being beneficially
                                            held by a Person other than the
                                            Parent or a Restricted Subsidiary of
                                            the Parent; and (ii) any sale or
                                            other transfer of any such
                                            Indebtedness to a Person other than
                                            the Parent or a Restricted
                                            Subsidiary of the Parent
                                    shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Parent or such Subsidiary, as the case may be;

                           (3) Indebtedness represented by (a) the Notes and the Parent Guarantee issued on the Issue Date, (b) any Indebtedness (other than the Indebtedness described in Section 1004(b)(1), Section 1004(b)(2) and Section 1004(b)(5)) outstanding on the Issue Date and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this Section 1004(b)(3) or
                                    Section 1004(b)(4) or Incurred pursuant to
                                    Section 1004(a);

                           (4) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Parent (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Parent or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by the Parent (i) the Parent would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the Incurrence of such Indebtedness pursuant to this clause (4) and (ii) such Restricted Subsidiary (unless it is a Foreign Subsidiary) shall execute and deliver a supplemental indenture to this Indenture providing for a Subsidiary Guarantee of such Subsidiary Issuer; and

                           (5) in addition to the items referred to in clauses (1) through (4) above, Indebtedness of the Parent and its Restricted Subsidiaries (including Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date such Restricted Subsidiary was acquired by the Parent) in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (5) and then outstanding, will not exceed $50 million at any time outstanding.

                  (g) The Parent will not Incur any Indebtedness pursuant to
         Section 1004(b) if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Parent unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated

         Obligations. No Restricted Subsidiary may Incur any Indebtedness if the proceeds are used to refinance Indebtedness of the Parent.

                  (h) For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 1004:

                           (1) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 1004(a) and Section 1004(b), the Parent, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence, and thereafter may reclassify such item of Indebtedness, and only be required to include the amount and type of such Indebtedness in one of such clauses;

                           (2) all Indebtedness outstanding on the date of this Indenture under the Credit Facilities shall be deemed initially Incurred on the Issue Date under Section 1004(b)(1) and not
                                    Section 1004(a) or Section 1004(b);

                           (3) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

                           (4) if obligations in respect of letters of credit are Incurred pursuant to the Credit Facility and are being treated as Incurred pursuant to Section 1004(b)(1) and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

                           (5) the principal amount of any Disqualified Stock of the Parent or a Restricted Subsidiary will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

                           (6) Indebtedness permitted by this Section 1004 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

                           (7) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

                  (i) Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 1004. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

                  (j) In addition, the Parent will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, the Parent will require such Subsidiary to provide a Subsidiary Guarantee, and any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Parent as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this
         Section 1004, the Parent shall be in Default of this covenant).

                  (k) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 1004, the maximum amount of Indebtedness that the Parent may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

                  Section 1005  Limitation on Restricted Payments

                  (l) The Parent will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to: (1) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Parent or any of its Restricted Subsidiaries) except: (A) dividends or distributions payable in Capital

         Stock of the Parent (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Parent; and (B) dividends or distributions payable to the Parent or a Restricted Subsidiary of the Parent (and if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis); (2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Parent or any direct or indirect parent of the Parent held by Persons other than the Parent or a Restricted Subsidiary of the Parent (other than in exchange for Capital Stock of the Parent (other than Disqualified Stock)); (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations of the Parent or the Subsidiary Issuer (other than the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); or (4) make any Restricted Investment in any Person; (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses
         (1) through (4) of this Section 1005(a) shall be referred to herein as a "Restricted Payment"), if at the time the Parent or such Restricted Subsidiary makes such Restricted Payment:

                           (A) a Default shall have occurred and be continuing (or would result therefrom); or

                           (B)      the Parent is not able to Incur an
                                    additional $1.00 of Indebtedness pursuant to
                                    Section 1004(a) after giving effect, on a pro forma basis, to such Restricted Payment; or

                           (C) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of:

                                    (i)     50% of Consolidated Net Income for
                                            the period (treated as one
                                            accounting period) from the
                                            beginning of the first fiscal
                                            quarter commencing after the date of
                                            this Indenture to the end of the
                                            most recent fiscal quarter ending
                                            prior to the date of such Restricted
                                            Payment for which financial
                                            statements are in existence (or, in
                                            case such Consolidated Net Income is
                                            a deficit, minus 100% of such
                                            deficit); plus

                                    (ii)    100% of the aggregate Net Cash
                                            Proceeds received by the Parent from
                                            the issue or sale of its Capital
                                            Stock (other than Disqualified
                                            Stock) or other
                                            capital contributions subsequent to
                                            the Issue Date (other than Net Cash
                                            Proceeds received from an issuance
                                            or sale of such Capital Stock to a
                                            Subsidiary of the Parent or an
                                            employee stock ownership plan,
                                            option plan or similar trust to the
                                            extent such sale to an employee
                                            stock ownership plan or similar
                                            trust is financed by loans from or
                                            Guaranteed by the Parent or any
                                            Restricted Subsidiary unless such
                                            loans have been repaid with cash on
                                            or prior to the date of
                                            determination); plus

                                    (iii)   the amount by which Indebtedness of
                                            the Parent or its Restricted
                                            Subsidiaries is reduced on the
                                            Parent's balance sheet upon the
                                            conversion or exchange (other than
                                            by a Subsidiary of the Parent)
                                            subsequent to the Issue Date of any
                                            Indebtedness of the Parent or its
                                            Restricted Subsidiaries convertible
                                            or exchangeable for Capital Stock
                                            (other than Disqualified Stock) of
                                            the Parent (less the amount of any
                                            cash, or the fair market value of
                                            any other property, distributed by
                                            the Parent upon such conversion or
                                            exchange); plus

                                    (iv)    the amount equal to the net
                                            reduction in Restricted Investments
                                            made by the Parent or any of its
                                            Restricted Subsidiaries in any
                                            Person resulting from: (A)
                                            repurchases or redemptions of such
                                            Restricted Investments by such
                                            Person, proceeds realized upon the
                                            sale of such Restricted Investment
                                            to an unaffiliated purchaser,
                                            repayments of loans or advances or
                                            other transfers of assets (including
                                            by way of dividend or distribution)
                                            by such Person to the Parent or any
                                            Restricted Subsidiary of the Parent;
                                            or (B) the redesignation of
                                            Unrestricted Subsidiaries as
                                            Restricted Subsidiaries (valued in
                                            each case as provided in the
                                            definition of "Investment") not to
                                            exceed, in the case of any
                                            Unrestricted Subsidiary, the amount
                                            of Investments previously made by
                                            the Parent or any Restricted
                                            Subsidiary in such Unrestricted
                                            Subsidiary, which amount in each
                                            case under this clause (iv) was
                                            included in the calculation of the
                                            amount of Restricted Payments;
                                            provided, however, that no amount
                                            will be included under this clause
                                            (iv) to the extent it is already
                                            included in Consolidated Net Income.


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
                  (m) The foregoing provisions of Section 1005(a) will not prohibit:

                           (1) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations of the Parent or the Subsidiary Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Parent (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Parent or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that (a) such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale of Capital Stock will be excluded from clause (c)(ii) of the preceding paragraph; and provided, further, that for purposes of this clause (1), any sale made within 30 days of such purchase, repurchase, redemption, defeasance or other acquisition or retirement, shall be deemed to be a "substantially current sale";

                           (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Parent or the Subsidiary Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Parent or the Subsidiary Issuer that, in each case, is permitted to be Incurred pursuant to Section 1004 and that in each case constitutes Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

                           (3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Parent or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Parent or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to Section 1004 and that in each case constitutes Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be

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
                                    excluded in subsequent calculations of the amount of Restricted Payments;

                           (4) so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under Section 1009; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

                           (5) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

                           (6) so long as no Default or Event of Default has occurred and is continuing,

                                    (1)     the purchase, redemption or other
                                            acquisition, cancellation or
                                            retirement for value of Capital
                                            Stock, or options, warrants, equity
                                            appreciation rights or other rights
                                            to purchase or acquire Capital Stock
                                            of the Parent or any Restricted
                                            Subsidiary of the Parent or any
                                            parent of the Parent held by any
                                            existing or former employees or
                                            management of the Parent or any
                                            Subsidiary of the Parent or their
                                            assigns, estates or heirs, in each
                                            case in connection with the
                                            repurchase provisions under employee
                                            stock option or stock purchase
                                            agreements or other agreements to
                                            compensate management employees;
                                            provided that such redemptions or
                                            repurchases pursuant to this clause
                                            will not exceed $2 million in the
                                            aggregate during any calendar year
                                            (with 50% of the unused amounts in
                                            any calendar year being carried over
                                            to succeeding calendar years);
                                            provided, further, however, that
                                            such amount in any calendar year may
                                            be increased by an amount not to
                                            exceed (A) the cash proceeds
                                            received by the Parent from the sale
                                            of Capital Stock of the Parent to
                                            members of management or directors
                                            of the Parent and its Restricted
                                            Subsidiaries that occurs after the
                                            Issue Date (to the extent the cash
                                            proceeds from the sale of such
                                            Equity Interests have not otherwise
                                            been applied to the payment of
                                            Restricted Payments by virtue of the
                                            preceding paragraph (c)), plus (B)
                                            up to $2 million of any cash
                                            proceeds of key man

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
                                            life insurance policies received by
                                            the Parent and its Restricted
                                            Subsidiaries after the Issue Date,
                                            less (C) the amount of any
                                            Restricted Payments made pursuant to
                                            clauses (A) and (B) of this clause
                                            (6)(a); provided, further, however,
                                            that the amount of any such
                                            repurchase or redemption will be
                                            included in subsequent calculations
                                            of the amount of Restricted
                                            Payments; and

                                    (2)     loans or advances to employees of
                                            the Parent or employees or directors
                                            of any Subsidiary of the Parent, in
                                            each case as permitted by the
                                            Section 402 of the Sarbanes-Oxley
                                            Act of 2002, the proceeds of which
                                            are used to purchase Capital Stock
                                            of the Parent, in an aggregate
                                            amount not in excess of $2 million
                                            at any one time outstanding;
                                            provided, however, that the amount
                                            of such loans and advances will be
                                            included in subsequent calculations
                                            of the amount of Restricted
                                            Payments;

                           (7) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Parent issued in accordance with the terms of this Indenture to the extent such dividends are included in the definition of "Consolidated Interest Expense"; provided that the payment of such dividends will be excluded from subsequent calculations of the amount of Restricted Payments;

                           (8) repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

                           (9) the payment of reasonable and customary directors' fees to the members of the Board of Directors of the Parent; provided that such fees are consistent with past practice or current requirements;

                           (10) the purchase by the Parent of fractional shares arising out of stock dividends, splits or combinations or business combinations; and


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
                           (11) Restricted Payments in an amount not to exceed $25 million; provided that the amount of such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments.

                  (n) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Parent or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non cash Restricted Payment shall be determined conclusively by the Board of Directors of the Parent acting in good faith whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated in good faith by the Board of Directors of the Parent to exceed $25 million. Not later than the date of making any Restricted Payment, the Parent shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this
         Section 1005 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

                  Section 1006  Limitation on Layering

                  The Parent will not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of the Parent unless such Indebtedness is Senior Subordinated Indebtedness of the Parent or is contractually subordinated in right of payment to Senior Subordinated Indebtedness of the Parent. Unsecured Indebtedness of the Parent is not deemed to be subordinate or junior to secured Indebtedness of the Parent merely because it is unsecured.

                  The Subsidiary Issuer will not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of the Subsidiary Issuer unless such Indebtedness is Senior Subordinated Indebtedness of the Subsidiary Issuer or is contractually subordinated in right of payment to Senior Subordinated Indebtedness of the Subsidiary Issuer. Unsecured Indebtedness of the Subsidiary Issuer is not deemed to be subordinate or junior to secured Indebtedness of the Subsidiary Issuer merely because it is unsecured.

                  Section 1007  Limitation on Liens

                  The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Restricted Subsidiaries of the Parent), whether owned on the date of this

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
         Indenture or acquired after that date, which Lien is securing any Senior Subordinated Indebtedness of the Parent or any Restricted Subsidiary or Subordinated Obligations of the Parent or any Restricted Subsidiary, unless contemporaneously with the Incurrence of such Liens effective provision is made to secure the Indebtedness due under this Indenture and the Notes, equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations of the Parent or the Subsidiary Issuer) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

                  Section 1008 Limitation on Restrictions on Distributions from Restricted Subsidiaries

                  (o) The Parent will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

                           (1)      pay dividends or make any other
                                    distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Parent or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

                           (2) make any loans or advances to the Parent or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Parent or any Restricted Subsidiary to other Indebtedness Incurred by the Parent or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

                           (3) transfer any of its property or assets to the Parent or any Restricted Subsidiary.

                  (p) The foregoing provisions of Section 1008(a) will not prohibit:

                           (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of this Indenture, including, without limitation, this Indenture and the Credit Facility in effect on such date;

                           (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by a Restricted Subsidiary on or before the date on which such Restricted Subsidiary was acquired by the Parent (other than Capital Stock or

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
                                    Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Parent or in contemplation of the transaction) and outstanding on such date;

                           (3) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in
                                    Section 1008(b)(1), Section 1008(b)(2), this
                                    Section 1008(b)(3) or Section 1008(b)(4) or contained in any amendment to an agreement referred to in Section 1008(b)(1), Section 1008(b)(2), this Section 1008(b)(3) or
                                    Section 1008(b)(4); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement are no less favorable in any material respect to the Holders of the Notes than the encumbrances and restrictions contained in such agreements referred to in Section 1008(b)(1), Section 1008(b)(2) or Section
                                    1008(b)(4) on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable;

                           (4) in the case of Section 1008(a)(3), any encumbrance or restriction:

                                    (a)     that restricts in a customary manner
                                            the subletting, assignment or
                                            transfer of any property or asset
                                            that is subject to a lease, farm-in
                                            agreement or farm-out agreement,
                                            license or similar contract, or the
                                            assignment or transfer of any such
                                            lease, license or other contract;

                                    (b)     contained in mortgages, pledges or
                                            other security agreements permitted
                                            under this Indenture securing
                                            Indebtedness of the Parent or a
                                            Restricted Subsidiary to the extent
                                            such encumbrances or restrictions
                                            restrict the transfer of the
                                            property subject to such mortgages,
                                            pledges or other security
                                            agreements;

                                    (c)     pursuant to customary provisions
                                            restricting dispositions of real
                                            property interests set forth in

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
                                            any reciprocal easement agreements
                                            of the Parent or any Restricted
                                            Subsidiary; or

                                    (d)     with respect to the disposition or
                                            distribution of assets or property
                                            in operating agreements, joint
                                            venture agreements, development
                                            agreements, area of mutual interest
                                            agreements and other agreements that
                                            are customary in the Oil and Gas
                                            Business and entered into in the
                                            ordinary course of business;

                           (5)      (a)     purchase money obligations for
                                            property acquired in the ordinary
                                            course of business and (b)
                                            Capitalized Lease Obligations
                                            permitted under this Indenture, in
                                            each case, that impose encumbrances
                                            or restrictions of the nature
                                            described in Section 1008(a)(3) on
                                            the property so acquired;

                           (6) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

                           (7) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

                           (8) net worth provisions in leases and other agreements entered into by the Parent or any Restricted Subsidiary in the ordinary course of business; and

                           (9) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order.

                  Section 1009  Limitation on Sales of Assets and Subsidiary
Stock

                  (q) The Parent will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

                           (1) the Parent or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors in the case of an Asset Disposition for consideration exceeding

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
                                    $20 million (including as to the value of all non cash consideration), of the shares and assets subject to such Asset Disposition;

                           (2) at least 75% of the consideration from such Asset Disposition received by the Parent or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

                           (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Parent or such Restricted Subsidiary, as the case may be:

                                    (i)     first, to the extent the Parent or
                                            any Restricted Subsidiary, as the
                                            case may be, elects (or is required
                                            by the terms of any Senior
                                            Indebtedness), to prepay, repay or
                                            purchase Senior Indebtedness or
                                            Indebtedness of a Restricted
                                            Subsidiary (in each case other than
                                            Indebtedness owed to the Parent or
                                            an Affiliate of the Parent) within
                                            365 days from the later of the date
                                            of such Asset Disposition or the
                                            receipt of such Net Available Cash;
                                            provided, however, that, in
                                            connection with any prepayment,
                                            repayment or purchase of
                                            Indebtedness pursuant to this clause
                                            (a), the Parent or such Restricted
                                            Subsidiary will retire such
                                            Indebtedness and will cause the
                                            related commitment (if any) to be
                                            permanently reduced in an amount
                                            equal to the principal amount so
                                            prepaid, repaid or purchased; and

                                    (ii)    second, to the extent of the balance
                                            of such Net Available Cash after
                                            application in accordance with
                                            clause (a), to the extent the Parent
                                            or such Restricted Subsidiary
                                            elects, to invest in Additional
                                            Assets within 365 days from the
                                            later of the date of such Asset
                                            Disposition or the receipt of such
                                            Net Available Cash;

                                    provided that pending the final application of any such Net Available Cash in accordance with clause (i) or clause (ii) above, the Parent and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by this Indenture.


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
                  (b) Any Net Available Cash from Asset Dispositions that are not applied or invested as provided in the preceding paragraph will be deemed to constitute "Excess Proceeds." On the 366th day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $10 million, a "triggering event" shall be deemed to have occurred, which will result in the obligation of the Parent and the Subsidiary Issuer to make an offer ("Asset Disposition Offer") to all Holders of Units, and to the extent required by the terms of other Senior Subordinated Indebtedness, to all holders of other Senior Subordinated Indebtedness outstanding with similar provisions requiring the Parent and the Subsidiary Issuer to make an offer to purchase such Senior Subordinated Indebtedness with the proceeds from any Asset Disposition ("Pari Passu Notes"), to purchase the maximum number of Units, and the maximum principal amount of any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes comprising the Units and of the Pari Passu Notes plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in this Indenture or the agreements governing the Pari Passu Notes, as applicable, as whole Units in the case of the Units and in integral multiples of $1,000 in the case of the Pari Passu Notes. To the extent that the aggregate amount of Notes comprising Units and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Parent or the Subsidiary Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of Notes comprising Units surrendered by Holders thereof and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Units and Pari Passu Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Units and Pari Passu Notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

                  (c) The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Disposition Offer Period"). No later than five Business Days after the termination of the Asset Disposition Offer Period (the "Asset Disposition Purchase Date"), the Parent and the Subsidiary Issuer will purchase the principal amount of Units and Pari Passu Notes required to be purchased pursuant to this covenant (the "Asset Disposition Offer Amount") or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Units and Pari Passu Notes validly tendered in response to the Asset Disposition Offer.

                  (d) If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Units pursuant to the Asset Disposition Offer.

                  (e) On or before the Asset Disposition Purchase Date, the Parent and the Subsidiary Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Units, and Pari Passu Notes or portions of Units and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Units and Pari Passu Notes so validly tendered and not properly withdrawn, as whole Units in the case of the Units and in integral multiples of $1,000 in the case of the Pari Passu Notes. The Parent and the Subsidiary Issuer will deliver to the Trustee an Officers' Certificate stating that the Units were accepted for payment by the Parent and the Subsidiary Issuer in accordance with the terms of this covenant and, in addition, the Parent and the Subsidiary Issuer will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. The Parent, the Subsidiary Issuer or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering Holder of Units or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the Notes comprising the Units or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Parent and the Subsidiary Issuer for purchase, and the Parent and the Subsidiary Issuer will promptly issue new Notes comprising a new Unit, and the Trustee, upon delivery of an Officers' Certificate from the Parent will authenticate and mail or deliver such new Units to such Holder, in a principal amount equal to any unpurchased portion of the Units surrendered; provided that such new Unit will be a whole Unit or an integral multiple of a whole Unit. For the sake of clarification, in no event shall such new Notes be considered to be a new issuance of Indebtedness by the Parent or the Subsidiary Issuer. In addition, the Parent and the Subsidiary Issuer will take any and all other actions required by the agreements governing the Pari Passu Notes. Any Unit not so accepted will be promptly mailed or delivered by the Parent and the Subsidiary Issuer to the Holder thereof. The Parent and the Subsidiary Issuer will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

                  (f) For the purposes of this Section 1009, the following will be deemed to be cash:

                           (1)      the assumption by the transferee of
                                    Indebtedness (other than Subordinated
                                    Obligations or Disqualified Stock) of the Parent or Indebtedness of a Restricted Subsidiary and the release of the Parent or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Parent will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with Section 1009(a)(3)(i); and

                  (2) securities, notes or other obligations received by the Parent or any Restricted Subsidiary of the Parent from the transferee that are converted by the Parent or such Restricted Subsidiary into cash within 60 days.

      (g) The Parent will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless:

                  (1) in the event such Asset Swap involves the transfer by the Parent or any Restricted Subsidiary of assets having an aggregate fair market value, as determined by the Board of Directors of the Parent in good faith, in excess of $10 million, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors of the Parent; and

                  (2) in the event such Asset Swap involves the transfer by the Parent or any Restricted Subsidiary of assets having an aggregate fair market value, as determined by the Board of Directors of the Parent in good faith, in excess of $25 million, the Parent has received a written opinion from an independent investment banking firm of nationally recognized standing that such Asset Swap is fair to the Parent or such Restricted Subsidiary, as the case may be, from a financial point of view.

      (h) The Parent and the Subsidiary Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Units pursuant to this Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Parent and the Subsidiary Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of any conflict. The provisions under this Indenture relative to the Parent's and the Subsidiary Issuer's obligation to make an offer to repurchase Units as a result of an Asset Disposition may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes comprising the Units.

      Section 1010 Limitation on Affiliate Transactions

      (a) The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Parent (an "Affiliate Transaction") unless:

                  (1) the terms of such Affiliate Transaction are no less favorable to the Parent or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm's length dealings with a Person who is not such an Affiliate;

                  (2) in the event such Affiliate Transaction involves an aggregate consideration in excess of $5 million, an Officers' Certificate certifying that such Affiliate Transaction satisfies the criteria in clause (a)(1) of this Section 1010 shall have been delivered to the Trustee;

                  (3) in the event such Affiliate Transaction involves an aggregate consideration in excess of $10 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Parent and by a majority of the members of such Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in Section 1013(a)(1)); and

                  (4) in the event such Affiliate Transaction involves an aggregate consideration in excess of $25 million, the Parent has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's length basis from a Person that is not an Affiliate.

      (b) The foregoing Section 1010(a) will not apply to:


                  (1) any Restricted Payment or any Permitted Investment permitted to be made pursuant to Section 1005;


                  (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Parent, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of officers and employees approved by the Board of Directors;

                  (3) loans or advances to employees, officers or directors in the ordinary course of business of the Parent or any of its Restricted Subsidiaries, in each case only as permitted by Section 402 of the Sarbanes Oxley Act of 2002, but in any event not to exceed $2 million in the aggregate outstanding at any one time with respect to all loans or advances made since the Issue Date;

                  (4) any transaction between the Parent and a Restricted Subsidiary or between Restricted Subsidiaries and Guarantees issued by the Parent or a Restricted Subsidiary for the benefit of the Parent or a Restricted Subsidiary, as the case may be, in accordance with
                        Section 1004;

                  (5) the payment of reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers and directors of the Parent or any Restricted Subsidiary of the Parent; and

                  (6) the performance of obligations of the Parent or any of its Restricted Subsidiaries under the terms of any agreement to which the Parent or any of its Restricted Subsidiaries is a party as of or on the Issue Date and identified on a schedule to this Indenture on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms are not more disadvantageous to the Holders of the Units than the terms of the agreements in effect on the Issue Date.

      Section 1011 Limitation on Sale of Capital Stock of Restricted
Subsidiaries

      (a) The Parent will not, and will not permit any Restricted Subsidiary of the Parent to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or to issue any of the Voting Stock of a Restricted Subsidiary (other than, if necessary, shares of its Voting Stock constituting directors' qualifying shares) to any Person except:

                  (1)   to the Parent or a Wholly Owned Subsidiary; or

                  (2) in compliance with Section 1009 and immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary.

      (b) Notwithstanding the preceding paragraph, the Parent may sell all the Voting Stock of a Restricted Subsidiary as long as the Parent complies with
Section 1009.

      Section 1012 SEC Reports

      Notwithstanding that the Parent may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Parent will file with the SEC, and make available to the Trustee and the registered Holders of the Units, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein. In the event that the Parent is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Parent will nevertheless make available such Exchange Act information to the Trustee and the Holders of the Units as if the Parent were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein.

      Section 1013 Future Subsidiary Guarantees

      The Parent will not permit any Restricted Subsidiary (other than a Foreign Subsidiary) to Guarantee the payment of any Indebtedness of the Parent or any other Subsidiary unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Subsidiary Guarantee of such Restricted Subsidiary pursuant to this Indenture the form of which is attached hereto as Exhibit E.

      Notwithstanding the foregoing and the other provisions of this Indenture, in the event a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction) to a Person which is not the Parent or a Restricted Subsidiary, such Subsidiary Guarantor will be released from its obligations under its Subsidiary Guarantee if:

                  (1) the sale or other disposition is in compliance with this Indenture, including Section 1009 and Section 1011; and


                  (2) the Guarantee which required the creation of the Subsidiary Guarantee is released or discharged, except a discharge or release by or as a result of payment under such Guarantee.

      In addition, a Subsidiary Guarantor will be released from its obligations under this Indenture and the Subsidiary Guarantee if the Parent designates such Subsidiary as an Unrestricted Subsidiary in accordance with this Indenture.

      Section 1014 Limitation on Lines of Business

      The Parent will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Oil and Gas Business, except to such extent as would not be material in the opinion of the Board of Directors of the Parent (which opinion shall be reasonable and made in good faith) to the Parent and its Restricted Subsidiaries taken as a whole.

      Section 1015 Payments for Consent

      None of the Parent, the Subsidiary Issuer or any of the Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder of any Notes or Units for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes or Units that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

      Section 1016 [Reserved]

      Section 1017 Change of Control

      If a Change of Control occurs, then such Change of Control shall constitute a "triggering event" which shall result in the obligation of the Parent and the Subsidiary Issuer make an offer to repurchase from each Holder in all or any part of such holder's Units (as whole Units or an integral multiple thereof), at a purchase price in cash equal to 101% of the principal amount of the Notes comprising the Units plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

      Within 30 days following any Change of Control, the Parent and the Subsidiary Issuer will mail a notice (the "Change of Control Offer") to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Parent and the Subsidiary Issuer to purchase such holder's Units at a purchase price in cash equal to 101% of the principal amount of the Notes comprising such Units plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date) (the "Change of Control Payment"); (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); and (3) the procedures determined by the Parent and the Subsidiary Issuer, consistent with this Indenture, that a Holder must follow in order to have its Units repurchased.

      On or before the Change of Control Payment Date, the Parent and the Subsidiary Issuer will, to the extent lawful: (1) accept for payment all Units (as whole Units or in integral multiples thereof) properly tendered pursuant to the

Change of Control Offer; (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Units so tendered; and (3) deliver or cause to be delivered to the Trustee the Units so accepted together with an Officers' Certificate stating the number of Units being purchased by the Parent and the Subsidiary Issuer.

      The Paying Agent will promptly mail to each Holder of Units so tendered the Change of Control Payment for such Units, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder Notes comprising new Units equal in principal amount to, and evidencing the same Indebtedness as any unpurchased portion of the Units surrendered, if any; provided that each such Unit will be as whole Units or an integral multiple thereof.

      If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Unit is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.

      Prior to mailing a Change of Control Offer, and as a condition to such mailing (i) all Senior Indebtedness must be repaid in full, or the Parent and the Subsidiary Issuer must offer to repay all Senior Indebtedness and make payment to the Holders that accept such offer and obtain waivers of any event of default from the remaining holders of such Senior Indebtedness whose holders accept such offer or (ii) the requisite holders of each issue of Senior Indebtedness shall have consented to such Change of Control Offer being made. The Parent and the Subsidiary Issuer jointly covenant to effect such repayment or obtain such consent within 30 days following any Change of Control, it being a Default of this Section 1017 if the Parent or the Subsidiary Issuer fails to comply with this Section.

      Neither the Parent nor the Subsidiary Issuer will be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Parent and the Subsidiary Issuer and purchases all Units validly tendered and not withdrawn under such Change of Control Offer.

      The Parent and the Subsidiary Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Units pursuant to this Section 1017. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Parent and the Subsidiary Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Indenture by virtue of the conflict.

      Section 1018 Statement by Officers as to Default

      (a) The Parent and the Subsidiary Issuer each will deliver to the Trustee, within 90 days after the end of each fiscal year of the Parent and the Subsidiary Issuer ending after the date hereof, an Officer's Certificate, stating whether or not to the best knowledge of the signers thereof the Parent or the Subsidiary Issuer, as the case may be, is in Default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Parent or the Subsidiary Issuer, as the case may be, shall be in Default, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

      (b) The Parent or the Subsidiary Issuer, as the case may be, shall deliver to the Trustee, as soon as possible and in any event within five days after the Parent or the Subsidiary Issuer, as the case may be, becomes aware or should reasonably become aware of the occurrence of a Default or an Event of Default, an Officer's Certificate setting forth the details of such Default or Event of Default, and the action which the Parent or the Subsidiary Issuer, as the case may be, proposes to take with respect thereto.

      Section 1019 Effectiveness of Covenants

      The covenants described under Sections 1004, Section 1005, Section 1008,
Section 1009, Section 1010, Section 1011, Section 1014 and clause (3) under
Section 801 (collectively, the "Suspended Covenants"), will no longer be in effect upon (a) both the Parent Notes and the Subsidiary Notes having an Investment Grade Rating from both S&P and Moody's and (b) no Default or Event of Default having occurred and continuing under this Indenture. In the event that the Parent, the Subsidiary Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both of the rating agencies named above withdraws its ratings or downgrades the rating assigned to the Notes below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then the Parent, the Subsidiary Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants and compliance with the Suspended Covenants, unless and until the conditions set forth in the previous sentence are again satisfied. Notwithstanding that the Suspended Covenants may be reinstated, no default will be deemed to have occurred as a result of failure to comply with the Suspended Covenants during such suspension. Compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default will be calculated pursuant to Section 1005 as though such covenant had been in effect during the entire period of time from the date the Notes are issued."

      SECTION 2.4. SUCCESSOR COMPANY

      Article Eight of the Original Indenture is supplemented, amended and restated to read in its entirety as follows.

                                 "Article Eight

                                SUCCESSOR COMPANY

            Section 801 Merger and Consolidation

            The Parent will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                  (1) the resulting, surviving or transferee Person (the
            "Successor Company") will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Parent) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Parent under the Parent Notes, the Parent Guarantee and this Indenture;

                  (2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

                  (3) immediately after giving effect to such transaction, the
            Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to Section 1004(a); and


                  (4) the Parent shall have delivered to the Trustee an
            Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

            For purposes of this Section 801, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Parent, which properties and assets, if held by the Parent instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Parent on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Parent.

            The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Parent under this Indenture.

            Notwithstanding the preceding clause (3) of this Section 801, (x) any Restricted Subsidiary of the Parent may consolidate with, merge into or transfer all or part of its properties and assets to the Parent and (y) the Parent may merge with an Affiliate incorporated solely for the purpose of reincorporating the Parent in another jurisdiction to realize tax benefits; provided that, in the case of a Restricted Subsidiary that merges into the Parent, the Parent will not be required to comply with the preceding clause (4) of this Section 801.

            The Subsidiary Issuer will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person other than the Parent or any Restricted Subsidiary.

            The Subsidiary Issuer may consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to the Parent or any Restricted Subsidiary, if such Person will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Subsidiary Issuer under the Subsidiary Notes and this Indenture. Thereupon, the Subsidiary Issuer will be fully released from its obligations under the Subsidiary Notes and the Parent or such Restricted Subsidiary, as applicable, will succeed to, and be substituted for, and may exercise every right and power of, the Subsidiary Issuer under the Subsidiary Notes and this Indenture and, in the case of a transaction in which the Parent is such successor, the Parent Guarantee will be automatically released, without any further action.

            Section 802 Assumption By Parent of Subsidiary Notes

            At any time at the joint option of the Parent and the Subsidiary Issuer, the Parent may assume, and the Subsidiary Issuer may assign, all of the Subsidiary Issuer's obligations with respect to all or, from time to time, part of the Subsidiary Notes, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee.

            Upon such assumption, the Subsidiary Issuer will be fully released from its obligations under the Units and the Subsidiary Notes that have been so assigned and assumed and the Parent will succeed to the obligations of, and be substituted for, and may exercise every right and power of, the Subsidiary Issuer under this Indenture with respect to the Units and the Subsidiary Notes so assumed, and the Parent Guarantee will be automatically released, without any further action, with respect to the Units and the Subsidiary Notes so assumed."

      SECTION 2.5. REDEMPTION

      Article Eleven of each of the Original Indentures is supplemented, amended and restated to read in its entirety as follows:

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
                                 "Article Eleven

                               REDEMPTION OF UNITS

            Section 1101 Applicability of Article

            (a) On and after September 15, 2008 and prior to maturity, the Parent and the Subsidiary Issuer jointly may redeem all or, from time to time, part of the Notes as whole Units, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Units at such Holder's address appearing in the Register, in whole Units or an integral multiple of a whole Unit, at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued and unpaid interest on the Notes, if any, to but excluding the Redemption Date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning September 15 of the years indicated:

YEAR                                                        REDEMPTION PRICE

2008..............................................             103.625%
2009..............................................             102.417%
2010..............................................             101.208%
2011 and thereafter ..............................             100.000%

            (b) Prior to September 15, 2006, the Parent and the Subsidiary Issuer jointly may on one or more occasions redeem up to an aggregate amount equal to 35% of the original principal amount of the Notes compromising the Units, as whole Units, including any Additional Units, with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 107.250% of the principal amount of the Notes comprising the Units, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, that (i) there is a Public Market at the time of such redemption, (ii) at least 65% of the original principal amount of the Notes comprising the Units, including any Additional Units, remains outstanding after each such redemption and (iii) the redemption occurs within 90 days after the closing of such Equity Offering.

            (c) In the case of any partial redemption, selection of the Notes, as whole Units, for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Units or Notes are listed or, if the Units and Notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate, although no Unit will be redeemed in part. Notes and Units in a principal amount equal to, and representing the same Indebtedness as, the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Notes and Units.

            (d) The Notes, as whole Units, will be subject to redemption at the joint option of the Parent and the Subsidiary Issuer, as a whole but not in part, at any time upon not fewer than 30 nor more than 60 days' notice mailed to each Holder of Units at the addresses appearing in the Register at a redemption price equal to 100% of the principal amount of the Notes compromising the Units plus accrued interest to but excluding the Redemption Date if the Subsidiary Issuer has become or would become obligated to pay on the next date on which any amount would be payable under or with respect to the Subsidiary Notes, any Additional Amounts as a result of any change or amendment to the laws (or regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein) (collectively, a "Taxing Authority"), or any change in or amendment to any official position or administration or assessing practices regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after the date of this Indenture.

            Section 1102 Election to Redeem; Notice to Trustee

            The joint election of the Parent and the Subsidiary Issuer to redeem any Notes, as whole Units, pursuant to Section 1101 shall be evidenced by a Board Resolution of both the Parent and the Subsidiary Issuer. In case of any redemption at the election of the Parent and the Subsidiary Issuer, the Parent and the Subsidiary Issuer shall, upon not later than the earlier of the date that is 45 days prior to the Redemption Date fixed by the Parent and the Subsidiary Issuer or the date on which notice is given to the Holders unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Notes, as whole Units, to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1103.

            Section 1103 Selection by Trustee of Units to Be Redeemed

            If less than all the Units are to be redeemed at the joint option of the Parent and the Subsidiary Issuer, the particular Units to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption, by such method as the Trustee in its sole discretion shall deem to be fair and appropriate in accordance with methods generally used by fiduciaries in similar circumstances at the time of selection (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of Units; provided, however, that
      (i) Units that the Trustee selects shall be whole Units or an integral multiple of a whole Unit and (ii) no such partial redemption shall reduce the portion of the total principal amount of the Parent Notes and the Subsidiary Note comprising of a Unit not redeemed to less than $1,000. Units in an amount equal to, and representing the same Indebtedness as, the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Units.

            The Trustee shall promptly notify the Parent and the Subsidiary Issuer in writing of the Units selected for redemption.

            Section 11.04 Notice of Redemption

            Notice of redemption shall be given in the manner provided for in
      Section 3.7 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes and Units to be redeemed, at the address appearing in the Register. The Trustee shall give notice of redemption in the name of the Parent and the Subsidiary Issuer's expense; provided, however that the Parent and the Subsidiary Issuer shall deliver to the Trustee at least 45 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the trustee), an Officer's Certificate requesting that the Trustee give such notice as provided in the following items.

            All notices of redemption shall state:

                  (1)   the Redemption Date,

                  (2) the Redemption Price and accrued interest to the Redemption Date payable as provided in Section 1106, if any,

                  (3) if less than all the Units are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Units, to be redeemed,

                  (4) that on the Redemption Date the Redemption Price and accrued interest, if any, will become due and payable upon each of the Notes to be redeemed, or the portions thereof, and, if applicable, that interest thereon will cease to accrue on and after said date,

                  (5) the place or places where each such Notes, as whole Units, are to be surrendered for payment of the Redemption Price and accrued interest, if any.

            Notice of redemption of Notes to be redeemed as whole Units at the joint election of the Parent and the Subsidiary Issuer shall be given by the Parent and the Subsidiary Issuer, at the Parent's and the Subsidiary Issuer's joint request, by the Trustee in the name and at the expense of the Parent and the Subsidiary Issuer and shall be irrevocable.

            Section 1105 Deposit of Redemption Price

            Prior to any Redemption Date, the Parent and the Subsidiary Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Parent or the Subsidiary is acting as Paying Agent, segregate and hold in trust as provided in Section 1.2) an amount of money sufficient to pay the Redemption Price of, and


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      accrued interest, if any, on, all the Notes which are to be redeemed as whole Units on that date.

            Section 1106 Notes Payable on Redemption Date

            Notice of redemption having been given as aforesaid, the Notes so to be redeemed as whole Units shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Parent or the Subsidiary Issuer shall default in the payment of the Redemption Price and accrued interest, if any) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid as a Unit by the Parent and the Subsidiary Issuer at the Redemption Price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

            If any Note compromising a Unit called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

            Section 1107 Notes Redeemed in Part

            Any Note which is to be redeemed as a Unit only in part shall be surrendered at the office or agency of the Parent and the Subsidiary Issuer maintained for such purpose pursuant to Section 1002 (with, if the Parent and the Subsidiary Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Parent and the Subsidiary Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Parent and the Subsidiary Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Unit without service charge, a new Unit or Units, each having endorsed thereon the Parent Guarantee by the Guarantor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Unit so surrendered, provided that each such new Unit will be in a whole Unit or an integral multiple of a whole Unit."

      SECTION 2.6. REMEDIES

      Article Five of each of the Original Indentures is supplemented, amended and restated to read in its entirety as follows:

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
                                  "Article Five

                                    Remedies

            Section 501 Events of Default

            Each of the following is an "Event of Default":

            (1) default in any payment of interest on any Note when due, continued for 30 days, whether or not such payment is prohibited by the provisions described under Article Fifteen;


            (2) default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under Article Fifteen;

            (3) failure by the Parent or the Subsidiary Issuer to comply with its respective obligations under Article Ten or failure by the Parent to comply with its obligations under Article Thirteen;


            (4) failure by the Parent or the Subsidiary Issuer to comply for 30 days after notice with any of its respective obligations under Article Ten (in each case, other than a failure to purchase Units which will constitute an Event of Default under clause (2) of this Section 501 and other than a failure to comply with Section 801 which is covered by clause (3) of this
                  Section 501);


            (5) failure by the Parent to comply for 60 days after notice with its other agreements contained in this Indenture;

            (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Parent or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Parent or any of its Restricted Subsidiaries), other than Indebtedness owed to the Parent or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default:

                  (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness ("Payment Default"); or

                  (b) results in the acceleration of such Indebtedness prior to its maturity (the "cross acceleration provision");


and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more;

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            (7)   (a)   the Parent or a Significant Subsidiary or a group of
                        Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Parent and its Restricted Subsidiaries), would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                        (1)   commences a voluntary case or proceeding;

                        (2) consents to the entry of judgment, decree or order for relief against it in an involuntary case or proceeding;

                        (3) consents to the appointment of a custodian of it or for any substantial part of its property;

                        (4) makes a general assignment for the benefit of its creditors; or

                        (5) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it;

                  or takes any comparable action under any foreign laws relating to insolvency; or

                  (b) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                        (1) is for relief against the Parent or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Parent and its Restricted Subsidiaries), would constitute a Significant Subsidiary in an involuntary case;

                        (2) appoints a Custodian of the Parent or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Parent and its Restricted Subsidiaries), would constitute a Significant Subsidiary or for any substantial part of its property; or

                        (3) orders the winding up or liquidation of the Parent or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Parent and its Restricted Subsidiaries) would constitute a Significant Subsidiary;

                  or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days;



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            (8)   failure by the Parent or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Parent and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $10 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days.

            However, a default under clauses (4) and (5) of this Section 501 will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of Notes (voting together as a single class) comprising the outstanding Units notify the Parent and the Subsidiary Issuer of the default and the Parent and the Subsidiary Issuer do not cure such default within the time specified in clauses (4) and (5) of this Section 501 paragraph after receipt of such notice.

            Section 502 Acceleration of Maturity; Rescission and Annulment

            If an Event of Default (other than an Event of Default described in clause (7) of Section 501) occurs and is continuing, the Trustee by notice to the Parent and the Subsidiary Issuer, or the Holders of at least 25% in principal amount of the Notes (voting together as a single class) comprising the outstanding Units by notice to the Parent, the Subsidiary Issuer and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the Units because an Event of Default described in clause
      (6) of Section 501 has occurred and is continuing, the declaration of acceleration of the Units shall be automatically annulled if the event of default or Payment Default triggering such Event of Default pursuant to clause (6) of Section 501 shall be remedied or cured by the Parent or a Restricted Subsidiary of the Parent or waived by the Holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Units would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. If an Event of Default described in clause (7) of Section 501 above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of Notes (voting together as a single class) comprising the outstanding Units may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Units and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of


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      the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

            Section 503 Other Remedies

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of (or premium, if any) or interest on the Notes or to enforce the performance of any provision of the Units or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Units or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            Section 504 Waiver of Past Defaults

            The Holders of a majority in principal amount of the outstanding Notes and Units by notice to the Trustee may (a) waive, by their consent (including, without limitation consents obtained in connection with a purchase of, or tender offer or exchange offer for, Units), an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on a Note or (ii) a Default or Event of Default in respect of a provision that under Section 901 cannot be amended without the consent of each Holder affected and (b) rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

            Section 505 Control by Majority

            The Holders of a majority in principal amount of the outstanding Notes and Units may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 601 and Section 602, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee


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      shall be entitled to indemnification satisfactory to it in its sole discretion against all fees, losses and expenses caused by taking or not taking such action.

            Section 506 Limitation on Suits

            Subject to Section 504, a Holder may not pursue any remedy with respect to this Indenture or the Notes or the Units unless:

            (1) such Holder has previously given the Trustee written notice stating that an Event of Default is continuing;

            (2) the Holders of at least 25% in principal amount of the Notes (voting together as a single class) comprising the outstanding Notes and Units have requested the Trustee to pursue the remedy;

            (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability, fees and expense;

            (4) the Trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity; and

            (5) the Holders of a majority in principal amount of the outstanding Notes and Units have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request during such 60-day period.

            A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

            Section 507 Rights of Holders to Receive Payment

            Notwithstanding any other provision of this Indenture (including, without limitation, Section 506), the right of any Holder to receive payment of principal of, premium (if any) or interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Notes.

            Section 508 Collection Suit by Trustee

            If an Event of Default specified in Section 501(1) or Section 501(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Parent and the Subsidiary Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in
      Section 607.

            Section 509 Trustee May File Proofs of Claim



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            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Parent or the Subsidiary Issuer or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter and, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 607.

            Section 510 Priorities

            If the Trustee collects any money or property pursuant to this Article Five, it shall pay out the money or property in the following order:

            FIRST: to the Trustee for amounts due under Section 607;


            SECOND: subject to Article Twelve and Thirteen to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

            THIRD: to the Parent or the Subsidiary Issuer, as the case may be.

            The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Holder and to the Parent and the Subsidiary Issuer a notice that states the record date, the payment date and amount to be paid.

            Section 511 Undertaking for Costs

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by the Parent and the Subsidiary Issuer, a suit by a Holder pursuant to Section 507 or a suit by Holders of more than 10% in outstanding principal amount of the Notes and Units.



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            Section 512 Trustee May Enforce Claims Without Possession of Notes
      or Units.

            All rights of action and claims under this Indenture, the Notes or the Units may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the Units or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Units in respect of which such judgment has been recovered."

      SECTION 2.7. TRUSTEE

            Article Six of each of the Original Indentures is supplemented, amended and restated to read in its entirety as follows:

                                  "Article Six

                                   The Trustee

            Section 601 Duties of Trustee

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security against loss, liability or expense satisfactory to the Trustee in its sole discretion.

            (b) Except during the continuance of an Event of Default:

                  (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they


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                        conform on their face to the requirements of this
                        Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

            (c) (1) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                        (A) this paragraph does not limit the effect of paragraph (b) of this Section 601;


                        (B) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                        (C) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 505.

                  (2) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 601.

                  (3) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Parent and the Subsidiary Issuer.

                  (4) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (6) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601 and to the provisions of the TIA.

                  (7) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Parent or the Subsidiary Issuer shall be sufficient if signed by an


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                        Officer of either the Parent or the Subsidiary Issuer,
                        as the case may be.

                  (8) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the fees, costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

            Section 602 Rights of Trustee

            Subject to Section 601:


            (1) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers' Certificate or Opinion of Counsel.

            (3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, unless the Trustee's conduct constitutes willful misconduct or negligence.

            (5) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the Notes and the Units shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (6) The Trustee is not required to make any inquiry or investigation into facts or matters stated in any document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee determines to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Parent and the Subsidiary Issuer.



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
                  (7) The Trustee is not required to take notice or shall not be deemed to have notice of any Default or Event of Default hereunder, unless a Trust Officer of the Trustee has actual knowledge thereof or has received notice in writing of such Default or Event of Default from the Parent or the Subsidiary Issuer or the Holders of at least 25% in aggregate principal amount of the Notes comprising the Units then outstanding, and in the absence of any such notice, the Trustee may conclusively assume that no such Default or Event of Default exists.

                  (8) The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

                  (9) In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders of Units, each representing less than the aggregate principal amount of Notes outstanding required to take any action thereunder, the Trustee, in its sole discretion may determine what action, if any, shall be taken.

                  (10) The Trustee's immunities and protections from liability and its right to indemnification in connection with the performance of its duties under this Indenture shall extend to the Trustee's officers, directors, agents, attorneys and employees. Such immunities and protections and right to indemnification, together with the Trustee's right to compensation, shall survive the Trustee's resignation or removal, the discharge of this Indenture and final payments of the Units.

                  (11) The permissive right of the Trustee to take actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

                  Section 603  Individual Rights of Trustee

                  The Trustee in its individual or any other capacity may become the owner or pledgee of the Notes and Units and may otherwise deal with the Parent, the Subsidiary Issuer or its respective Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 610 and Section 611.

                  Section 604  Trustee's Disclaimer

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Units, it shall not be accountable for the Parent's and the Subsidiary Issuer's use of the proceeds from the issuance of the Notes and Units, and it shall not be responsible for any statement of the Parent and the Subsidiary Issuer in this Indenture or in any document issued in connection with the sale of the Notes and Units or in the Notes or Units other than the Trustee's certificate of authentication.

                  Section 605  Notice of Defaults


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                  If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days after the Trustee has knowledge of such default. Except in the case of a Default or Event of Default in payment of principal of, premium (if any), or interest on any Note or Unit (including payments pursuant to the optional redemption or required repurchase provisions of such Note, if any), the Trustee may withhold the notice if and so long a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

                  Section 606  Reports by Trustee to Holders

                  As promptly as practicable after each May 15, beginning with the May 15, following the date of this Indenture, and for so long as the Notes and Units remain outstanding, the Trustee shall mail to each Holder a brief report dated as of such reporting date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports required by TIA Section 313(c).

                  A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Notes and the Units are listed. The Parent and the Subsidiary Issuer agree to notify promptly the Trustee whenever the Notes and the Units become listed on any stock exchange and of any delisting thereof.

                  Section 607  Compensation and Indemnity

                  Each of the Parent and the Subsidiary Issuer shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as each of the Parent and the Subsidiary Issuer and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Parent and the Subsidiary Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. Each of the Parent and the Subsidiary Issuer shall indemnify the Trustee against any and all loss, liability, damages, claims or expense (including reasonable attorneys' fees and expenses) incurred by it without negligence or willful misconduct on its part in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 607) and of defending itself against any claims (whether asserted by any Holder, the Parent, the Subsidiary Issuer or otherwise). The Trustee shall notify the Parent and the Subsidiary Issuer promptly of any claim for which it may seek

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         indemnity. Failure by the Trustee to so notify the Parent and the
         Subsidiary Issuer shall not relieve the Parent and the Subsidiary Issuer of their obligations hereunder. The Parent and the Subsidiary Issuer shall defend the claim and the Trustee shall provide reasonable cooperation at the Parent and the Subsidiary Issuer's expense in the defense. The Trustee may have separate counsel and the Parent and the Subsidiary Issuer shall pay the fees and expenses of such counsel provided that the Parent and the Subsidiary Issuer shall not be required to pay such fees and expenses if it assumes the Trustee's defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Parent and the Subsidiary Issuer and the Trustee in connection with such defense. The Parent and the Subsidiary Issuer shall not be under any obligation to pay for any written settlement without its consent, which consent shall not be unreasonably delayed, conditioned or withheld. The Parent and the Subsidiary Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct or negligence.

                  To secure the Parent and the Subsidiary Issuer's payment obligations in this Section 607, the Trustee shall have a Lien prior to the Parent Notes or the Subsidiary Notes, as the case may be, on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on the Parent Notes or the Subsidiary Notes, as the case may be.

                  The Parent and the Subsidiary Issuer's payment obligations pursuant to this Section 607 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in clause (7) of Section 501 with respect to the Parent, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

                  Section 608  Replacement of Trustee

                  The Trustee may resign at any time by so notifying the Parent and the Subsidiary Issuer. The Holders of a majority in principal amount of the Notes comprising the then outstanding Units may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Parent and the Subsidiary Issuer shall remove the Trustee if:

                  (1) the Trustee fails to comply with Section 610;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns or is removed by the Parent and the Subsidiary Issuer or by the Holders of a majority in principal amount of the then outstanding

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         Units and such Holders do not reasonably promptly appoint a successor
         Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Parent and the Subsidiary Issuer shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Parent and the Subsidiary Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
         Section 607

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the then outstanding Units may petition, at the Parent and the Subsidiary Issuer's expense, any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 610, unless the Trustee's duty to resign is stayed as provided in TIA Section 310(b), any Holder who has been a bona fide Holder of a Unit for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section 608, the obligations of the Parent and the Subsidiary Issuer under Section 607 shall continue for the benefit of the retiring Trustee.

                  Section 609  Successor Trustee by Merger

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes and Units shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes and Units so authenticated; and in case at that time any of the Notes and Units shall not have been authenticated, any successor to the Trustee may authenticate such Notes and Units either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes and Units or in this Indenture.

                  Section 610  Eligibility; Disqualification


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                  The Trustee shall at all times satisfy the requirements of TIA
         Section 310(a). The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Parent or the Subsidiary Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                  Section 611 Preferential Collection of Claims Against the Parent or Subsidiary Issuer

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated."

         SECTION 2.8. DEFEASANCE AND COVENANT DEFEASANCE

         Article Fifteen of each of the Original Indentures is supplemented, amended and restated to read in its entirety as follows:

                                "Article Fifteen

                       DEFEASANCE AND COVENANT DEFEASANCE

                  Section 1501 Discharge of Liability on Notes and Units; Defeasance

                  (a) Subject to Section 1501(c), when (i)(x) the Parent or the Subsidiary Issuer delivers to the Trustee all outstanding Units (other than Units replaced pursuant to Section 1.6) for cancellation or (y) all outstanding Units not theretofore delivered for cancellation have become due and payable, whether at maturity or upon redemption or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Parent or the Subsidiary Issuer and the irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders money in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Units not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Parent or the Subsidiary Issuer is a party or by which the Parent or the Subsidiary Issuer is bound; (iii) the Parent or the Subsidiary Issuer has paid or caused to be paid all sums payable by it under

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         this Indenture and the Units; and (iv) the Parent or the Subsidiary
         Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Units at maturity or the Redemption Date, as the case may be, then the Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Parent or the Subsidiary Issuer (accompanied by an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Parent or the Subsidiary Issuer, as the case may be.

                  (b) Subject to Sections 1501(c) and 1502, the Parent or the Subsidiary Issuer at any time may terminate (i) all its obligations under the Units and this Indenture ("legal defeasance option"), and after giving effect to such legal defeasance, any omission to comply with such obligations shall no longer constitute a Default or Event of Default or (ii) its obligations under, Section 1004, Section 1005,
         Section 1006, Section 1007, Section 1008, Section 1009, Section 1010,
         Section 1011, Section 1012, Section 1013, Section 1014, Section 1015,
         Section 1017, clause (3) of Section 801 and Article Thirteen and the Parent or the Subsidiary Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants shall no longer constitute a Default or an Event of Default under Section 501(3) (solely as it relates to clause (3) of Section 801) and Section 501(4) and the operation of Sections 501(6), 501(7) (with respect only to Significant Subsidiaries) and 501(8) and the events specified in such Sections shall no longer constitute an Event of Default (clause (ii) being referred to as the "covenant defeasance option"), but except as specified above, the remainder of this Indenture and the Units shall be unaffected thereby. The Parent or the Subsidiary Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Parent or the Subsidiary Issuer exercises its covenant defeasance option, the Parent or the Subsidiary Issuer may elect to have any Subsidiary Guarantees in effect at such time terminate.

                  If the Parent or the Subsidiary Issuer exercises its legal defeasance option, payment of the Units may not be accelerated because of an Event of Default, and the Parent Guarantees in effect at such time shall terminate. If the Parent exercises its covenant defeasance option, payment of the Units may not be accelerated because of an Event of Default specified in Section 501(3) (with respect only to the Parent's obligations under Article Thirteen), Section 501(4), Section 501(5), Section 501(6), Section 501(7) (with respect only to Significant Subsidiaries) or Section 501(8) or the failure of the Parent to comply with clause (3) of Section 801.


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                  Upon satisfaction of the conditions set forth herein and upon request of the Parent or the Subsidiary Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Parent or the Subsidiary Issuer terminates.

                  (c) Notwithstanding the provisions of Section 1501(a) and
         Section 1501(b), the obligations of the Parent and the Subsidiary Issuer in Section 1.2, Section 1.3, Section 2.4, Section 2.5, Section 2.6, Section 2.7, Section 2.8, Section 2.9, Section 1001, Section 1002,
         Section 1003, Section 1016, Section 1018, Section 507, Section 607,
         Section 608, and in this Article Fifteen shall survive until the Notes and the Units have been paid in full. Thereafter, the obligations of the Parent and the Subsidiary Issuer in Section 607, Section 1504 and
         Section 1505 shall survive.

                  Section 1502  Conditions to Defeasance

                  The Parent or the Subsidiary Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

                  (a) the Parent or the Subsidiary Issuer irrevocably deposits in trust with the Trustee for the benefit of the Holders money in U.S. dollars or U.S. Government Securities or a combination thereof for the payment of principal, premium, if any, and interest on the Units to maturity or redemption, as the case may be;

                  (b) the Parent or the Subsidiary Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Securities plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Units to maturity;

                  (c) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, with respect to certain bankruptcy or insolvency Events of Default, on the 91st day after such date of deposit;

                  (d) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Parent or the Subsidiary Issuer, as the case may be, or any of its subsidiaries is a party or by which the Parent or the Subsidiary Issuer, as the case may be or any of its subsidiaries is bound;

                  (e) the Parent or the Subsidiary Issuer delivers to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;


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
                  (f) in the case of the legal defeasance option, the Parent or the Subsidiary Issuer shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) in the United States stating that (i) the Parent or the Subsidiary Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

                  (g) in the case of the covenant defeasance option, the Parent or the Subsidiary Issuer shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) in the United States to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

                  (h) the Parent or the Subsidiary Issuer delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes and Units and this Indenture as contemplated by this Article Fifteen have been complied with.

                  Section 1503  Application of Trust Money

                  The Trustee shall hold in trust money or U.S. Government Securities deposited with it pursuant to this Article Fifteen. It shall apply the deposited money and the money from U.S. Government Securities through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

                  Section 1504  Repayment to Parent or Subsidiary Issuer

                  The Trustee and the Paying Agent shall promptly turn over to the Parent or the Subsidiary Issuer upon request any excess money or securities held by them upon payment of all the obligations under this Indenture.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Parent or the Subsidiary Issuer upon request any money held by them for the payment of principal of or interest on the Units that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Parent or the Subsidiary Issuer for payment as general creditors.

                  Section 1505  Indemnity for U.S. Government Securities


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                  The Parent or the Subsidiary Issuer shall pay and shall
         indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Securities or the principal and interest received on such U.S. Government Securities.

                  Section 1506  Reinstatement

                  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Securities in accordance with this Article Fifteen by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Parent or the Subsidiary Issuer under this Indenture and the Units shall be revived and reinstated as though no deposit had occurred pursuant to this Article Fifteen until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Securities in accordance with this Article Fifteen; provided, however, that, if the Parent or the Subsidiary Issuer has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Parent or the Subsidiary Issuer shall be subrogated to the rights of the Holders of such Units to receive such payment from the money or U.S. Government Securities held by the Trustee or Paying Agent.

                  The Trustee's rights under this Article Fifteen shall survive termination of this Indenture."

         SECTION 2.9. AMENDMENTS

         Article Nine of each of the Original Indentures is supplemented, amended and restated to read in its entirety as follows:

                                  "Article Nine

                                   AMENDMENTS

                  Section 901 Supplemental Indentures Without Consent of Holders

                  The Parent and the Subsidiary Issuer, each when authorized by a Board Resolution and the Trustee, at any time and from time to time, may amend or supplement this Indenture, the Notes or the Units, without the consent of any of the Holders of the Units, for any of the following purposes:

                  (1)      cure any ambiguity, omission, defect or
                           inconsistency;

                  (2) provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Parent or the Subsidiary Issuer under this Indenture;


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                  (3)      provide for uncertificated Units in addition to or in
                           place of certificated Units (provided that the uncertificated Units are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Units are described in Section 163(f)(2)(B) of the Code);

                  (4) add Guarantees with respect to the Notes; provided, however, that the designation is in accord with the applicable provisions of this Indenture;

                  (5)      secure the Notes;

                  (6) add to the covenants of the Parent or the Subsidiary Issuer for the benefit of the Holders or surrender any right or power conferred upon the Parent or the Subsidiary Issuer;

                  (7) make any change that does not adversely affect the rights of any Holder;

                  (8) comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act;

                  (9) provide for the issuance of exchange securities which shall have terms substantially identical in all respects to the Units (except that the transfer restrictions contained in the Units shall be modified or eliminated as appropriate) and which shall be treated, together with any outstanding Units, as a single class of securities;

                  (9) make any change in the subordination provisions of this Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Parent or the Subsidiary Issuer (or any Representative thereof) under such subordination provisions;

                  (10) provide for the assumption by the Parent of the obligations of Subsidiary Issuer under the Subsidiary Notes and the related release of the Subsidiary of the Subsidiary Issuer from its obligations thereunder; or

                  (11) provide for the release of the Parent Guarantee in accordance with this Indenture.

                  Section 902  Supplemental Indentures With Consent of Holders

                  The Parent and the Subsidiary Issuer, each when authorized by a Board Resolution and the Trustee, at any time and from time to time, may amend or supplement this Indenture, the Notes or the Units with the consent of the Holders of at least a majority in principal amount of the Notes (voting together as a single class) comprising Units then outstanding (including, without limitation, consents

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
         obtained in connection with a purchase of, or tender offer or exchange offer for, Units) and, any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes (voting together as a single class) comprising Units then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Units). In addition, any amendment to Article Twelve that adversely affects the rights of any Holder of the Parent Notes or the Subsidiary Notes will require the consent of at least 66-2/3% in aggregate principal amount of the Parent Notes or Subsidiary Notes, respectively, then outstanding. However, without the consent of each Holder of an outstanding Unit affected, no amendment may, among other things:

                  (1) reduce the principal amount of Notes comprising the Units whose Holders must consent to an amendment;

                  (2) reduce the stated rate of or extend the stated time for payment of interest on any Note;

                  (3) reduce the principal of or extend the Stated Maturity of any Note;

                  (4) reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased as described above under Article Eleven, Section 1009 and Section 1017 or any similar provision, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

                  (5) make any Note payable in money other than that stated in the Note;

                  (6) impair the right of any Holder to receive payment of, premium, if any, principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

                  (7) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions;

                  (8) make any change to the subordination provisions of this Indenture that adversely affects the rights of any Holder of Units.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

                  After a supplemental indenture under this Section becomes effective, the Parent and the Subsidiary Issuer shall mail to Holders of Units a notice briefly describing such amendment. The failure to give such notice to all Holders of Units, or any defect therein, shall not impair the validity of a supplemental indenture under this section.


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                  Section 903  Execution of Supplemental Indentures

                  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer's Certificate and Opinion of Counsel from the Parent and the Subsidiary Issuer stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                  Section 904  Effect of Supplemental Indentures

                  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Units theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                  Section 905  Conformity with Trust Indenture Act

                  Every amendment or supplement to this Indenture, the Notes or the Units executed pursuant to this Article shall comply with the requirements of the TIA as then in effect.

                  Section 906 Reference in Notes and Units to Supplemental Indentures

                  Notes and Units authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Parent or the Subsidiary Issuer shall so determine, new Notes and any Parent Guarantees endorsed thereon and new Units so modified as to conform, in the opinion of the Trustee, the Parent and the Subsidiary Issuer, to any such supplemental indenture may be prepared and executed by the Parent and the Subsidiary Issuer and such new Notes and Units may be authenticated and delivered by the Trustee in exchange for outstanding Notes and Units."

         SECTION 2.10. SUBORDINATION OF NOTES

         Article Twelve of each of the Original Indentures is hereby supplemented, amended and restated to read in its entirety as follows:

                                 "Article Twelve

                             SUBORDINATION OF NOTES


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                  Section 1201  Notes Subordinate to Senior Indebtedness

                  The Parent covenants and agrees, and each Holder of a Parent Note, by accepting a Parent Note, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the payment of the principal of (and premium, if any) and interest on each and all of the Parent Notes is hereby expressly made subordinate in right of payment to the prior payment in full of all existing and future Senior Indebtedness of the Parent.

                  The Subsidiary Issuer covenants and agrees, and each Holder of a Subsidiary Note, by accepting a Subsidiary Note, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the payment of the principal of (and premium, if any) and interest on each and all of the Subsidiary Notes (and any Additional Amounts) is hereby expressly made subordinate in right of payment to the prior payment in full of all existing and future Senior Indebtedness of the Subsidiary Issuer.

                  Section 1202 Liquidation, Dissolution and Bankruptcy of Parent and Subsidiary Issuer

                  (a) Upon any distribution to creditors of the Parent in a liquidation or dissolution of the Parent or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Parent or its property, an assignment for the benefit of creditors or any marshalling of the Parent's assets and liabilities:

                           (1) holders of Senior Indebtedness of the Parent shall be entitled to receive payment in full in cash (or U.S. dollar-denominated Cash Equivalents) of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders of the Parent Notes shall be entitled to receive any payment of any kind or character with respect to the Parent Notes; and

                           (2) until the Senior Indebtedness of the Parent is paid in full in cash (or U.S. dollar-denominated Cash Equivalents), any distribution to which the Holders of Parent Notes would be entitled but for this Article shall be made to the holders of the Senior Indebtedness of the Parent.

                  Notwithstanding the foregoing, Holders of Parent Notes may receive (i) securities that are subordinated at least to the same extent as the Parent Notes to Senior Indebtedness and any securities issued in exchange for Senior Indebtedness and (ii) payments made from the defeasance trusts described in Article Fifteen.


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                  (b) Upon any distribution to creditors of the Subsidiary
         Issuer in a liquidation or dissolution of the Subsidiary Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Subsidiary Issuer or its property, an assignment for the benefit of creditors or any marshalling of the Subsidiary Issuer's assets and liabilities:

                           (1) holders of Senior Indebtedness of the Subsidiary Issuer shall be entitled to receive payment in full in cash (or U.S. dollar-denominated Cash Equivalents) of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders of Subsidiary Notes shall be entitled to receive any payment of any kind or character with respect to the Subsidiary Notes; and

                           (2) until the Senior Indebtedness of the Subsidiary Issuer is paid in full in cash (or U.S. dollar-denominated Cash Equivalents), any distribution to which the Holders of Subsidiary Notes would be entitled but for this Article shall be made to the holders of the Senior Indebtedness of the Subsidiary Issuer.

                  Notwithstanding the foregoing, Holders of Subsidiary Notes may receive (i) securities that are subordinated at least to the same extent as the Subsidiary Notes to Senior Indebtedness of the Subsidiary Issuer and any securities issued in exchange for Senior Indebtedness of the Subsidiary Issuer and (ii) payments made from the trusts described in Article Fifteen.

                  Section 1203 Suspension of Payment When Senior Indebtedness in Default

                  (a) The Parent and the Subsidiary Issuer may not pay principal of, premium if any, or interest on, or other payment obligations in respect of, the Notes or make any deposit pursuant to the provisions described under Article Fifteen and may not otherwise purchase, redeem or retire any Notes or Units (collectively, "pay the Notes") if: (1) any Senior Indebtedness is not paid when due in cash or Cash Equivalents or (2) any other default or Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash or Cash Equivalents.

                  However, the Parent and the Subsidiary Issuer may pay the Notes if the Parent and the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness with respect to which either of the events set forth in clause (1) or (2) of the immediately preceding sentence has occurred and is continuing.


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                  (b) The Parent and the Subsidiary Issuer also will not be
         permitted to pay the Notes for a Payment Blockage Period (as defined below) during the continuance of any default (a "Non-Payment Default"), other than a Payment Default described in Section 1203(a) hereof, on any Designated Senior Indebtedness that permits the holders of the Designated Senior Indebtedness to accelerate its maturity immediately without either further notice (except such notice as may be required to effect such acceleration) or the expiration of any application grace periods. A "Payment Blockage Period" commences on the receipt by the Trustee (with a copy to the Parent) of written notice (a "Blockage Notice") of a default of the kind described in the immediately preceding sentence from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ends on the earliest of (a) 179 days thereafter, (b) the date on which such Non-Payment Default is cured, waived in writing or ceases to exist, (c) the date on which such Designated Senior Indebtedness is repaid in full or (d) the date on which such Payment Blockage Period will have been terminated by written notice to the Trustee and the Parent from the Person or Persons who gave such Blockage Notice.

                  The Parent and the Subsidiary Issuer may resume payments on the Notes after the end of the Payment Blockage Period (including any missed payments), unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this paragraph, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

                  (c) If payment of the Notes is accelerated because of an Event of Default, the Parent or the Trustee will promptly notify the holders of the Designated Senior Indebtedness or the Representatives of such holders of the acceleration. The Parent and the Subsidiary Issuer may not pay the Notes until five Business Days after such acceleration and, after that five Business Day period, may pay the Notes only if the subordination provisions of this Indenture otherwise permit payment at that time.

                  (d) In the event that, notwithstanding the foregoing, the Parent or the Subsidiary Issuer will make any payment to the Trustee or the Holder of any Note

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         prohibited by the foregoing provisions of this Section, then and in such event such payment will be paid over and delivered forthwith to the Parent or the Subsidiary Issuer, as the case may be. In the event that the Parent or the Subsidiary Issuer will make any payment in respect of the Notes to the Trustee and the Trustee will receive written notice of a Payment Default or a Non-payment Default from one or more of the holders of Designated Senior Indebtedness (or their representative) prior to making any payment to Holders in respect of the Notes and prior to 11:00 a.m. Eastern Time, on the date which is two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose, such payments will be paid over by the Trustee and delivered forthwith to the Parent or the Subsidiary Issuer, as the case may be.

                  Section 1204 Subrogation to Rights of Holders of Senior Indebtedness

                  (a) After all Senior Indebtedness of the Parent is irrevocably paid in full in cash or U.S. dollar-denominated Cash Equivalents reasonably satisfactory to the holders thereof and until the Parent Notes are paid in full, Holders of Parent Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Parent Notes) to the rights of holders of Senior Indebtedness of the Parent to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article to holders of Senior Indebtedness of the Parent that otherwise would have been made to Holders of the Parent Notes is not, as between the Parent and the Holders of Parent Notes, a payment by the Parent on the Senior Indebtedness of the Parent.

                  (b) After all Senior Indebtedness of the Subsidiary Issuer is irrevocably paid in full in cash or U.S. dollar-denominated Cash Equivalents reasonably satisfactory to the holders thereof and until the Subsidiary Notes are paid in full, Holders of Subsidiary Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Subsidiary Notes) to the rights of holders of Senior Indebtedness of the Subsidiary Issuer to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article to holders of Senior Indebtedness of the Subsidiary Issuer that otherwise would have been made to Holders of the Subsidiary Notes is not, as between the Parent and the Holders of Subsidiary Notes, a payment by the Subsidiary Issuer on the Senior Indebtedness of the Subsidiary Issuer.

                  Section 1205  Provisions Solely to Define Relative Rights

                  This Article defines the relative rights of Holders of Notes and Units and holders of Senior Indebtedness. Nothing in this Indenture shall:

                  (1) impair, as between the Parent and Holders of Parent Notes and between the Subsidiary Issuer and Holders of Subsidiary Notes, the obligation of the Parent and the Subsidiary Issuer, which is absolute and unconditional, to pay principal of and interest on the

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                           Parent Notes and the Subsidiary Notes, as the case
                           may be, in accordance with their respective terms;

                  (2) affect the relative rights of Holders of Notes and Units and other creditors of the Parent or the Subsidiary Issuer, as the case may be, other than their rights in relation to holders of Senior Indebtedness; or

                  (3) prevent the Trustee or any Holder of Notes or Units from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Parent Notes or Subsidiary Notes.

                  If the Parent of the Subsidiary Issuer fails because of this Article to pay principal of or interest on a Notes on the due date, the failure is still a Default or Event of Default.

                  Section 1206  Trustee to Effectuate Subordination

                  Each Holder of a Parent Note and a Subsidiary Issuer Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

                  Section 1207  No Waiver of Subordination Provisions

                  (a) No right of any present or future holder of any Senior Indebtedness of the Parent or the Subsidiary Issuer to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Parent or the Subsidiary Issuer, as the case may be, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Parent or the Subsidiary Issuer with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  (b) Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Parent or the Subsidiary Issuer may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Parent Notes or the Subsidiary Notes, without incurring responsibility to the Holders of the Parent Notes or the Subsidiary Notes and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Parent Notes or the Subsidiary Notes to the holders of Senior Indebtedness of the Parent or the Subsidiary Issuer, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness of the Parent or the Subsidiary Issuer, or otherwise amend or supplement in any

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
         manner Senior Indebtedness of the Parent or the Subsidiary Issuer or any instrument evidencing the same or any agreement under which Senior Indebtedness of the Parent or the Subsidiary Issuer is outstanding;
         (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness of the Parent or the Subsidiary Issuer; (iii) release any Person liable in any manner for the collection of Senior Indebtedness of the Parent or the Subsidiary Issuer; and (iv) exercise or refrain from exercising any rights against the Parent or the Subsidiary Issuer and any other Person.

                  Section 1208  Notice to Trustee

                  (a) The Parent and the Subsidiary Issuer shall give prompt written notice to the Trustee of any fact known to the Parent or the Subsidiary Issuer which would prohibit the making of any payment to or by the Trustee in respect of the Parent Notes or the Subsidiary Notes. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Parent Notes or the Subsidiary Notes, unless and until the Trustee shall have received written notice thereof from the Parent or the Subsidiary Issuer or a holder of Senior Indebtedness of the Parent or the Subsidiary Issuer (or from any Representative therefor) with respect to a Payment Default, or one or more of the holders of Designated Senior Indebtedness (or from any Representative therefor), with respect to a Non-Payment Default; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of TIA
         Sections315(a) through 315(d), shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Parent Notes or Subsidiary Notes), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

                  (b) Subject to TIA Sections315(a) through 315(d), the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Parent or the Subsidiary Issuer (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness of the Parent or the Subsidiary Issuer (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Parent or the Subsidiary Issuer to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Parent or the Subsidiary Issuer held by such Person,

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         the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article.

                  Section 1209 Reliance on Judicial Order or Certificate of Liquidating Agent

                  Upon any payment or distribution of assets of the Parent or the Subsidiary Issuer referred to in this Article, the Trustee, subject to TIA Sections 315(a) through 315(d), and the Holders of the Parent and the Subsidiary Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness of the Parent and the Subsidiary Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

                  Section 1210 Trustee Not Fiduciary for Holders of Senior Indebtedness

                  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Parent or the Subsidiary Issuer and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Parent Notes or Subsidiary Notes, as the case may be, or to the Parent or the Subsidiary Issuer or to any other Person cash, property or securities to which any holders of Senior Indebtedness of the Parent or the Subsidiary Issuer shall be entitled by virtue of this Article or otherwise.

                  Section 1211 Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights

                  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness of the Parent or the Subsidiary Issuer which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of the Parent or the Subsidiary Issuer, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

                  Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607."


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         SECTION 2.11. PARENT GUARANTEE

         Each of the Original Indentures is hereby supplemented and amended by the addition of a new Article Thirteen which shall read in its entirety as follows:

                                "Article Thirteen

                                PARENT GUARANTEE

                  Section 1301  Parent Guarantee

                  The Parent hereby unconditionally guarantees to each Holder of a Subsidiary Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes, the Units or the obligations of the Subsidiary Issuer or the Parent hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Subsidiary Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, and interest on the Subsidiary Notes, if any, if lawful, and all other obligations of the Subsidiary Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Subsidiary Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Parent shall be obligated to pay the same immediately. The Parent agrees that this Parent Guarantee is a general unsecured senior subordinated obligation of the Parent and it is a guarantee of payment and not a guarantee of collection.

                  The Parent hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, the Units or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Subsidiary Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Subsidiary Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Parent hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Subsidiary Issuer, any right to require a proceeding first against the Subsidiary Issuer, protest, notice and all demands whatsoever and covenants that this Parent Guarantee shall not be discharged except by complete performance of the obligations contained in the Subsidiary Notes, the Units and this Indenture.

                  If any Holder or the Trustee is required by any court or otherwise to return to the Subsidiary Issuer, the Parent, or any custodian, trustee, liquidator or other

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
         similar official acting in relation to either the Subsidiary Issuer or the Parent any amount paid by the Subsidiary Issuer or the Parent either to the Trustee or such Holder, this Parent Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  The Parent agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Parent further agrees that, as between the Parent, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of this Parent Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Parent for the purpose of this Parent Guarantee.

                  Section 1302 Limitation of Parent's Liability under Parent Guarantee

                  The Parent, and by its acceptance hereof each Holder, hereby confirm that it is the intention of all such parties that the Parent Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and the Parent hereby irrevocably agree that the obligations of the Parent under the Parent Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities including, but not limited to, Senior Indebtedness of the Parent, result in the obligations of the Parent under its Parent Guarantee not constituting such a fraudulent conveyance or fraudulent transfer. This Section 1302 is for the benefit of the creditors of the Parent.

                  Section 1303  Subordination of Parent Guarantee

                  The obligations of the Parent under the Parent Guarantee pursuant to this Article Thirteen shall be subordinated in right of payment to the prior payment in full of all the obligations of the Parent under its Senior Indebtedness (including any guarantees constituting Senior Indebtedness and any Designated Senior Indebtedness of the Parent) on the same basis as the Parent Notes are subordinated to the Senior Indebtedness of the Parent. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by the Parent under the Parent Guarantee only at such times as they may receive and/or retain payments in respect of the Parent Notes pursuant to this Indenture, including Article Twelve hereof.

                  Section 1304  Defeasance of this Article Thirteen


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                  The subordination of the Parent Guarantee provided by this
         Article is expressly made subject to the provisions for defeasance or covenant defeasance in Article Fifteen hereof and, anything herein to the contrary notwithstanding, upon the effectiveness of any such defeasance or covenant defeasance, the Subsidiary Notes then outstanding shall thereupon cease to be subordinated pursuant to this Article."

                                  ARTICLE III

                                  MISCELLANEOUS

         SECTION 3.1. INTEGRAL PART

         This First Supplemental Indenture constitutes an integral part of the Indenture.

         SECTION 3.2. GENERAL DEFINITIONS

         For all purposes of this First Supplemental Indenture:

         capitalized terms used herein without definition shall have the meanings specified in the Original Indenture

         SECTION 3.3. ADOPTION, RATIFICATION AND CONFIRMATION

         The Original Indentures, as supplemented and amended by this First Supplemental Indenture, are in all respects hereby adopted, ratified and confirmed.

         SECTION 3.4. COUNTERPARTS

         This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

         SECTION 3.5. BENEFITS OF INDENTURE

         Nothing in this First Supplemental Indenture, the Parent Notes, the Subsidiary Notes, the Parent Guarantee, the Units or the Indenture, express or implied, shall give to any Person (other than the parties hereto, any Paying Agent, any Securities Registrar and their successors hereunder and the Holders) any benefit or any legal or equitable right, remedy or claim under the Indenture.

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         SECTION 3.6. GOVERNING LAW

         THIS FIRST SUPPLEMENTAL INDENTURE, THE PARENT NOTES, THE SUBSIDIARY NOTES, THE PARENT GUARANTEE, THE UNITS AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 3.7. NOTICES

         Any notice or communication shall be in writing and delivered in person, by telecopier or overnight air courier guaranteeing next day delivery or mailed by first-class mail addressed as follows:

                  if to the Parent:

                  Tom Brown, Inc.
                  555 Seventeenth Street, Suite 1850
                  Denver, Colorado  80202
                  Attention:  Daniel G. Blanchard,
                  Executive Vice President, Chief Financial Officer and
                        Treasurer

                  if to the Subsidiary Issuer:

                  Tom Brown Resources Funding Corp.
                  c/o Tom Brown, Inc.
                  555 Seventeenth Street, Suite 1850
                  Denver, Colorado  80202
                  Attention:  Daniel G. Blanchard, Vice President

                  with a copy to:

                  Vinson & Elkins, L.L.P.
                  2300 First City Tower
                  1001 Fannin
                  Houston, Texas  77002
                  Attention:  Jeffery B. Floyd

                  if to the Trustee:

                  U.S. Bank National Association
                  950 17th Street, Suite 300
                  Denver, Colorado 80202
                  Attention:  Corporate Trust Services

         The Parent, the Subsidiary Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

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
         Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed. Any notice or communication shall also be mailed to any Person described in TIA Section 3.13(c), to the extent required by the TIA.

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 3.8. WHEN NOTES OR UNITS DISREGARDED

         In determining whether the Holders of the required principal amount of Notes or amount of Units, as the case may be, have concurred in any direction, waiver or consent, Notes or Units owned by the Parent or the Subsidiary Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Parent or the Subsidiary Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes or Units, as the case may be, which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes or Units outstanding at the time shall be considered in any such determination.

         SECTION 3.9. NO RECOURSE AGAINST OTHERS

         A director, officer, employee or shareholder, as such, of the Parent or the Subsidiary Issuer shall have any liability for any obligations of the Parent or the Subsidiary Issuer under this First Supplemental Indenture, the Notes, the Parent Guarantee, the Units or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting the Notes, the Parent Guarantee and the Units, each Holder shall waive and release all such liability. Such waiver and release are part of the consideration for the issue of the Notes, the Parent Guarantee and the Units.

         SECTION 3.10. WAIVER OF IMMUNITIES

         To the extent that the Subsidiary Issuer or any of its subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to its, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the competent jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any competent jurisdiction in which proceedings may at anytime be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this indenture the Notes or the Units and the transactions contemplated hereby, the Subsidiary Issuer hereby irrevocably and unconditionally waives and agrees not to please or claim, any such immunity and consent to such relief and enforcement.

         SECTION 3.11. CONSENT TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS; JUDGMENT CURRENCY

         (A) The Subsidiary Issuer agrees that any suit, action or proceeding against the Subsidiary Issuer arising out of or relating to this Indenture the Notes or the Units may be instituted in any state or U.S. Federal court in the Borough of Manhattan, The City of New York, New York, and any appellate court from any thereof, and the Subsidiary Issuer irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Subsidiary Issuer irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture the Notes or the Units, including such actions, suits or proceedings relating to securities laws of the Unites States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Subsidiary Issuer agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Subsidiary Issuer and may be enforced in any court to the jurisdiction of which the Subsidiary Issuer is subject by a suit upon such judgment; provided that service of process is affected upon the Subsidiary Issuer Guarantor, as the case may be, in the manner provided by this
Section 3.10.

         (B) The Subsidiary Issuer organized under the laws of Nova Scotia, Canada irrevocably appoints the Parent as its authorized agent (the "Authorized Agent"), upon whom process may be served in any suit, action or proceeding arising out of or relating to this Indenture, the Notes, the Units or the transactions contemplated herein which may be instituted in any state or U.S. Federal court in the Borough of Manhattan, The City of New York, New York, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Subsidiary Issuer hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Subsidiary Issuer agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such respective appointment in full force and effect for a period of ten years from the date of this Indenture. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Subsidiary Issuer.

         In Witness Whereof, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                        TOM BROWN, INC.



                                        By:.....................................
                                             Name:
                                             Title:

                                        TOM BROWN RESOURCES FUNDING CORP.



                                        By:.....................................
                                             Name:
                                             Title:


                                        U.S. BANK NATIONAL ASSOCIATION, as
                                        Trustee



                                        By:.....................................
                                             Name:
                                             Title:

                                                                       EXHIBIT A

                                 Tom Brown, Inc.

             7.25% Senior Subordinated Notes due September 15, 2013

                                THIS PARENT NOTE
COMPRISES A UNIT WITH A SUBSIDIARY NOTE. THIS PARENT NOTE WILL NOT BE SEPARABLE
       FROM SUCH SUBSIDIARY NOTE AND WILL BE TRANSFERABLE ONLY AS A UNIT.

No. A-___                                                       U.S.$___________


      Tom Brown, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Parent"), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of U.S.$____________ (_____________________ U.S. DOLLARS), as revised by the
Schedule of Increases and Decreases in the Parent Note attached hereto, on September 15, 2013. Reference is hereby made to the further provisions of this Parent Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been duly executed by the Trustee by manual signature, this Parent Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Parent has caused this instrument to be duly executed.

Date:  __________________                  TOM BROWN, INC.,


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Parent Notes referred to in the within-mentioned Indenture.

                                               U.S.  BANK NATIONAL ASSOCIATION,
                                                   as Trustee

                                               By
                                                  ------------------------------
                                                   Authorized Officer
Date:  _______________

                            (Reverse of Parent Note)

      This Parent Note is one of a duly authorized issue of securities of the Parent designated as its 7.25% Senior Subordinated Notes due September 15, 2013 (herein called the "Parent Notes"), which are issued under an indenture, as amended by the First Supplemental Indenture thereto, (herein called the "Indenture") each dated as of September 16, 2003 among the Parent, Tom Brown Resources Funding Corp. (the "Subsidiary Issuer"), U.S. Bank National Association, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Parent, the Subsidiary Issuer, the Trustee and the Holders of the Parent Notes, and of the terms upon which the Parent Notes are, and are to be, authenticated and delivered. This Parent Note is a global security representing U.S.$____________ aggregate principal amount of the Parent Notes.

      This Parent Note, together with the 7.25% Senior Subordinated Notes due 2013 of the Subsidiary Issuer (the "Subsidiary Notes", and together with the Parent Notes, the "Notes") comprise a unit (each a "Unit" and together, the "Units"). This Parent Note is not transferable except as a Unit.

      The Parent will pay interest semiannually on March 15 and September 15 of each year commencing March 15, 2004. The Parent shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Parent Notes to the extent lawful. Interest on the Parent Notes shall be computed on the basis of a 360-day year of twelve 30-day months

      Payment of principal, premium, if any, and interest on this Parent Note will be made at the office or agency of the Parent maintained for that purpose in The City of New York, New York or at such other office or agency of the Parent as may be maintained for such purpose; provided, however, that payment of interest may be made at the option of the Parent by check mailed to the address of the Persons entitled thereto as such address shall appear on the Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Parent may change any Paying Agent or Registrar without the consent of, or notice to, any Holder. The Parent may act in any such capacity. Payment of principal, premium, if any, and interest on the Parent Notes will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company ("DTC").

      On and after September 15, 2008 and prior to maturity, the Parent and the Subsidiary Issuer jointly may redeem all or, from time to time, part of the Notes as whole Units, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Units at such Holder's address appearing in the Register, as whole Units or an integral multiple of a whole Unit, at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued and unpaid interest on the Notes comprising the Units, if any, to but excluding the Redemption Date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning on September 15 of the years indicated below:

Year                                         Redemption Price
----                                         ----------------
2008.............................                103.625%
2009.............................                102.417%
2010.............................                101.208%
2011 and thereafter..............                100.000%


      Prior to September 15, 2006, the Parent and the Subsidiary Issuer jointly may on one or more occasions redeem up to an aggregate amount equal to 35% of the original amount of the Units, including any Additional Units, with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 107.25% of the principal amount of the Notes comprising the Units, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, that (i) there is a Public Market at the time of such redemption, (ii) at least 65% of the original amount of the Units, including any Additional Units, remains outstanding after each such redemption and (iii) the redemption occurs within 90 days after the closing of such Equity Offering.

      In the case of any partial redemption, selection of the Notes, as whole Units, for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Units or Notes are listed or, if the Units and Notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate, although no Unit will be redeemed in part. Units in an amount equal to, and representing the same Indebtedness as, the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Notes and Units.

      The Notes, as whole Units, will be subject to redemption at the joint option of the Parent and the Subsidiary Issuer, as a whole but not in part, at any time upon not fewer than 30 nor more than 60 days' notice mailed to each Holder of Units at the addresses appearing in the Register at a redemption price equal to 100% of the principal amount of the Notes comprising the Units plus accrued interest to but excluding the Redemption Date if the Subsidiary Issuer has become or would become obligated to pay on the next date on which any amount would be payable under or with respect to the Subsidiary Notes, any Additional Amounts as a result of any change or amendment to the laws (or regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein) (collectively, a "Taxing Authority"), or any change in or amendment to any official position or administration or assessing practices regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after the date of the Indenture.

      If an Event of Default shall occur and be continuing, the principal of all the Parent Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture contains provisions for defeasance of (a) the entire indebtedness of the Parent on this Parent Note and (b) certain restrictive covenants and the related Events of

Default, subject to compliance by the Parent, with certain conditions set forth in the Indenture, which provisions apply to this Parent Note.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Parent and the rights of the Holders of the Units under the Indenture at any time by the Parent, the Subsidiary Issuer and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes comprising the Units at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes comprising the Units at the time outstanding, on behalf of the Holders of all the Units, to waive compliance by the Parent and the Subsidiary Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Parent Note shall be conclusive and binding upon such Holder and upon all future Holders of this Parent Note and of any Parent Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Parent Note.

      As provided for in the Indenture, the Parent may, subject to certain limitations, from time to time, without notice to or the consent of the Holders, create and issue Additional Notes, as whole Units, so that such Additional Notes shall be consolidated and form a single series with the Parent Notes initially issued by the Parent and shall have the same terms as to status, redemption or otherwise as the Parent Notes originally issued. Any Additional Notes shall be issued with the benefit of an indenture supplemental to the Indenture.

      No reference herein to the Indenture and no provision of this Parent Note or of the Indenture shall alter or impair the obligation of the Parent, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Parent Note at the times, place, and rate, and in the coin or currency, herein prescribed.

      The Parent Notes are issuable only in registered form without coupons as part of Units consisting of Parent Notes in denominations of U.S.$512 and Subsidiary Notes in denominations of U.S. $488, and any integral multiple of whole Unit.

      No service charge shall be made for any registration of transfer or exchange of the Parent Notes, but the Parent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to them in the Indenture.

      The Indenture and this Parent Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                SCHEDULE OF INCREASES OR DECREASES IN PARENT NOTE

      The following increases or decreases in this Parent Note have been made:

                                                                   Principal Amount of      Signature of
                 Amount of decrease in    Amount of increase in    this Parent Note         authorized signatory
Date of          Principal Amount of      Principal Amount of      following such           of Trustee or
Exchange         this Parent Note         this Parent Note         decrease or increase     Securities Custodian
--------         ---------------------    ---------------------    --------------------     --------------------

                                                                       EXHIBIT B

                        Tom Brown Resources Funding Corp.
                    7.25% Senior Subordinated Notes due 2013

                              THIS SUBSIDIARY NOTE
COMPRISES A UNIT WITH A PARENT NOTE. THIS SUBSIDIARY NOTE WILL NOT BE SEPARABLE
         FROM SUCH PARENT NOTE AND WILL BE TRANSFERABLE ONLY AS A UNIT.

No. ____                                                        U.S.$___________


      Tom Resources Funding Corp., an unlimited company organized under the laws of Nova Scotia, Canada (herein called the "Subsidiary Issuer"), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of U.S.$____________ (______________________ U.S. DOLLARS), as
revised by the Schedule of Increases and Decreases in the Subsidiary Note attached hereto, on September 15, 2013. Reference is hereby made to the further provisions of this Subsidiary Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been duly executed by the Trustee by manual signature, this Subsidiary Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Subsidiary Issuer has caused this instrument to be duly executed.

Date:  ______________                 TOM BROWN RESOURCES FUNDING CORP.


                                      By:
                                             -----------------------------------
                                             Name:
                                             Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Subsidiary Notes referred to in the within-mentioned Indenture.

                                  U.S. BANK NATIONAL ASSOCIATION,
                                      as Trustee

                                  By
                                     -------------------------------------------
                                     Authorized Officer


Date:  ______________

                          (Reverse of Subsidiary Note)

      This Subsidiary Note is one of a duly authorized issue of securities of the Subsidiary Issuer designated as its 7.25% Senior Subordinated Notes due September 15, 2013 (herein called the "Subsidiary"), which are issued under an indenture, as amended by the First Supplemental Indenture thereto, (herein called the "Indenture") each dated as of September 16, 2003 among Tom Brown, Inc. (the "Parent"), the Subsidiary Issuer, U.S. Bank National Association, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Parent, the Subsidiary Issuer, the Trustee and the Holders of the Subsidiary Notes, and of the terms upon which the Subsidiary Notes are, and are to be, authenticated and delivered. This Subsidiary Note is a global security representing U.S.$_____________ aggregate principal amount of the Subsidiary Notes.

      This Subsidiary Note is unconditionally guaranteed on a senior subordinated basis as to payment of principal, premium, if any, and interest by the Parent pursuant to the terms of the Indenture.

      This Subsidiary Note, together, with the 7.25% Senior Subordinated Notes due September 15, 2013 of the Parent (the "Parent Notes", and together with the Subsidiary Notes, the "Notes") comprise a unit (each a "Unit" and together, the "Units"). This Subsidiary Note is not transferable except as a Unit.

      The Subsidiary Issuer will pay interest semiannually on March 15 and September 15 of each year commencing March 15, 2004. The Subsidiary Issuer shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Subsidiary Notes to the extent lawful. Interest on the Subsidiary Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Solely for purposes of the Interest Act (Canada), the yearly rate of interest to which interest calculated for a period of less than one year on the basis of a year of 360 days consisting of 12 30-day periods is equivalent is such rate of interest multiplied by a fraction of which (i) the numerator is the product of (A) the actual number of days in the year commencing on the first day of such period, multiplied by (B) the sum of (y) the product of 30 multiplied by the number of complete months elapsed in such period and (z) the actual number of days elapsed in any incomplete month in such period; and (ii) the denominator is the product of (a) 360 multiplied by
(b) the actual number of days in such period. The Trustee shall have no obligation to calculate interest under the Interest Act (Canada).

      Payment of principal, premium, if any, and interest on this Subsidiary Note will be made at the office or agency of the Subsidiary Issuer maintained for that purpose in The City of New York, New York or at such other office or agency of the Subsidiary Issuer as may be maintained for such purpose; provided, however, that payment of interest may be made at the option of the Subsidiary Issuer by check mailed to the address of the Persons entitled thereto as such address shall appear on the Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Subsidiary Issuer may change any Paying Agent or Registrar without the consent of, or notice to, any Holder. The Subsidiary Issuer may act in any such capacity. Payment of principal, premium, if any, and interest on this Subsidiary Note will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company ("DTC").

      On and after September 15, 2008 and prior to maturity, the Parent and the Subsidiary Issuer jointly may redeem all or, from time to time, part of the Notes as whole Units, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Units at such Holder's address appearing in the Register, as whole Units or an integral multiple of a whole Unit, at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued and unpaid interest on the Notes comprising the Units, if any, to but excluding the Redemption Date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning September 15 of the years indicated below:

Year                                         Redemption Price
----                                         ----------------
2008.............................                 103.625%
2009.............................                 102.417%
2010.............................                 101,208%
2011 and thereafter..............                 100.000%


      Prior to September 15, 2006, the Parent and the Subsidiary Issuer jointly may on one or more occasions redeem up to an aggregate amount equal to 35% of the original amount of the Units, including any Additional Units, with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 107.25% of the principal amount of the Notes comprising the Units, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, that (i) there is a Public Market at the time of such redemption, (ii) at least 65% of the original amount of the Units, including any Additional Units, remains outstanding after each such redemption and (iii) the redemption occurs within 90 days after the closing of such Equity Offering.

      In the case of any partial redemption, selection of the Notes, as whole Units, for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Units or Notes are listed or, if the Units and Notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate, although no Unit will be redeemed in part. Units in an amount equal to, and representing the same Indebtedness as, the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Notes and Units.

      The Notes, as whole Units, will be subject to redemption at the joint option of the Parent and the Subsidiary Issuer, as a whole but not in part, at any time upon not fewer than 30 nor more than 60 days' notice mailed to each Holder of Units at the addresses appearing in the Register at a redemption price equal to 100% of the principal amount of the Notes comprising the Units plus accrued interest to but excluding the Redemption Date if the Subsidiary Issuer has become or would become obligated to pay on the next date on which any amount would be payable under or with respect to the Subsidiary Notes, any Additional Amounts as a result of any change or amendment to the laws (or regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein) (collectively, a "Taxing Authority"), or any change in or amendment to any official position or administration or assessing practices regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after the date of the Indenture.

      If an Event of Default shall occur and be continuing, the principal of all the Subsidiary Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture contains provisions for defeasance of (a) the entire indebtedness of the Subsidiary Issuer on this Subsidiary Note and (b) certain restrictive covenants and the related Events of Default, subject to compliance by the Subsidiary Issuer, with certain conditions set forth in the Indenture, which provisions apply to this Subsidiary Note.

      As provided for in the Indenture, the Subsidiary Issuer may, subject to certain limitations, from time to time, without notice to or the consent of the Holders, create and issue Additional Notes so that such Additional Notes shall be consolidated and form a single series with the Subsidiary Notes initially issued by Subsidiary Issuer and shall have the same terms as to status, redemption or otherwise as the Subsidiary Notes originally issued. Any Additional Notes shall be issued with the benefit of an indenture supplemental to the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Subsidiary Issuer and the rights of the Holders of the Units under the Indenture at any time by the Parent, the Subsidiary Issuer and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes comprising the Units at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes comprising the Units at the time outstanding, on behalf of the Holders of all the Units, to waive compliance by the Parent and the Subsidiary Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Subsidiary Note shall be conclusive and binding upon such Holder and upon all future Holders of this Subsidiary Note and of any Subsidiary Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Subsidiary Note.

      No reference herein to the Indenture and no provision of this Subsidiary Note or of the Indenture shall alter or impair the obligation of the Subsidiary Issuer, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Subsidiary Note at the times, place, and rate, and in the coin or currency, herein prescribed.

      The Subsidiary Notes are issuable only in registered form without coupons as part of Units consisting of Subsidiary Notes in denominations of U.S.$488 and Parent Notes in denominations of U.S.$512, and any integral multiple of a whole Unit.

      No service charge shall be made for any registration of transfer or exchange of Subsidiary Notes, but the Subsidiary Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to them in the Indenture.

      The Indenture and this Subsidiary Note shall be governed by, and construed in accordance with, the laws of the State of New York.

             SCHEDULE OF INCREASES OR DECREASES IN SUBSIDIARY NOTE


The following increases or decreases in this Subsidiary Note have been made:

                                                                   Principal Amount of      Signature of
                 Amount of decrease in    Amount of increase in    this Subsidiary Note     authorized signatory
Date of          Principal Amount of      Principal Amount of      following such           of Trustee or
Exchange         this Subsidiary  Note    this Subsidiary Note     decrease or increase     Securities Custodian
-------          ---------------------    ---------------------    --------------------     --------------------

                                                                       EXHIBIT C

                            FORM OF PARENT GUARANTEE
                                       OF
                                 TOM BROWN, INC.

      Reference is made to the indenture, as amended by the First Supplemental Indenture thereto, (herein called the "Indenture") each dated as of _____________ among Tom Brown Inc., a corporation duly organized and existing under the laws of the state of Delaware (herein called the "Parent"), Tom Brown Resources Funding Corp., an unlimited company existing under the laws of Nova Scotia, Canada (herein called the "Subsidiary Issuer"), and U.S. Bank National Association, as trustee (herein called the "Trustee"), under which the Parent issued an aggregate of U.S.$____________ principal amount of 7.25% Senior Subordinated Notes due September 15, 2013 of the Parent (the "Parent Notes") and the Subsidiary Issuer issued an aggregate of U.S.$_____________ principal amount of 7.25% Senior Subordinated Notes due September 15, 2003 of the Subsidiary Issuer (the "Subsidiary Notes", and together with the Parent Notes, the "Notes"), unconditionally guaranteed as to payment of principal, premium, if any, and interest by the Parent (the "Parent Guarantee"). The Parent Notes and the Subsidiary Notes (together with the Parent Guarantee) are initially issued as _______ units (together, the "Units"), each such Unit consisting of (A) U.S.$512 principal amount of Parent Notes and (B) U.S.$488 principal amount of Subsidiary Notes (including the Parent Guarantee).

      For value received, the Parent hereby unconditionally guarantees to each Holder of a Subsidiary Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes, the Units or the obligations of the Subsidiary Issuer or the Parent under the Indenture or the Subsidiary Notes, that: (a) the principal of, premium, if any, and interest on the Subsidiary Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, and interest on the Subsidiary Notes, if any, if lawful, and all other obligations of the Subsidiary Issuer to the Holders or the Trustee under the Indenture or the Subsidiary Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Subsidiary Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Parent shall be obligated to pay the same immediately. The Parent agrees that this Parent Guarantee is a general unsecured senior subordinated obligation of the Parent and it is a guarantee of payment and not a guarantee of collection.

      The Parent hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, the Units or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Subsidiary Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Subsidiary Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Parent hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Subsidiary Issuer, any right to require a proceeding first against the Subsidiary Issuer, protest, notice and all demands whatsoever and covenants that this Parent Guarantee shall not be discharged except by complete performance of the obligations contained in the Subsidiary Notes, the Units and the Indenture.

      If any Holder or the Trustee is required by any court or otherwise to return to the Subsidiary Issuer, the Parent, or any custodian, trustee, liquidator or other similar official acting in relation to either the Subsidiary Issuer or the Parent any amount paid by the Subsidiary Issuer or the Parent either to the Trustee or such Holder, this Parent Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

      The Parent agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Parent further agrees that, as between the Parent, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of the Indenture for the purposes of this Parent Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Five of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Parent for the purpose of this Parent Guarantee.

      Reference is made to Article Thirteen of the Indenture for further provisions with respect to the Parent Guarantee.

      This Parent Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Subsidiary Note shall have been manually executed by or on behalf of the Trustee under such Indenture.

      All terms used in this Parent Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

      This Parent Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

Date:  _______________                     TOM BROWN, INC.,



                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT D

                                 Tom Brown, Inc.
                        Tom Brown Resources Funding Corp.

                            Units Each Consisting of
          U.S.$512 principal amount 7.25% Senior Subordinated Notes of
                   Tom Brown, Inc. due September 15, 2013 and
          U.S.$488 principal amount 7.25% Senior Subordinated Notes of
            Tom Brown Resources Funding Corp. due September 15, 2013

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR UNITS IN DEFINITIVE FORM, THIS UNIT MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH DEPOSITARY, TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL UNIT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OR PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE PARENT AND THE SUBSIDIARY ISSUER OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


No. ___                          Certificate for __________ Units Consisting of
CUSIP No. ___________            U.S.$__________  Aggregate Principal
ISIN No. _____________           Amount of 7.25% Senior Subordinated Notes
                                 due September 15, 2013 of Tom Brown, Inc.
                                 and U.S.$ __________ Aggregate Principal
                                 Amount of 7.25% Senior Subordinated Notes due September 15, 2013 of Tom Brown
                                 Resources Funding Corp.

            Each of Tom Brown, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Parent"), and Tom Brown Resources Funding Corp., a unlimited company organized under the laws of Nova Scotia Canada and a wholly owned subsidiary of the Parent (the "Subsidiary Issuer"), hereby certifies that Cede & Co. or registered assigns is the registered holder of U.S.$________ Units as described above, as revised by the Schedule of Increases and Decreases in the Units attached hereto,. Each Unit consists of U.S.$512 principal amount of 7.25% Senior Subordinated Notes due September 15, 2013 of the Parent (the "Parent Notes"), attached hereto as Exhibit A, and U.S.$488 principal amount of 7.25% Senior Subordinated Notes due 2013 of the Subsidiary Issuer, attached hereto as Exhibit B, (the "Subsidiary Notes", and together with the Parent Notes, the "Notes"). This Unit is issued pursuant to the Indentures, as amended by the First Supplemental Indenture, (the "Indenture") each dated as of September 16, 2003 among the Parent, the Subsidiary Issuer and U.S. Bank National Association, as trustee (the "Trustee"), and is subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof. The terms of the Notes and the Parent Guarantee are governed by the Indenture, and are subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance, hereof.

            Each Holder of a Unit shall be deemed to be the Holder, for each Unit held by such Holder, of U.S.$512 aggregate principal amount of Parent Notes and U.S.$488 aggregate principal amount of Subsidiary Notes, upon which principal of, premium, if any, and interest on (and Additional Amounts, if any) is payable to such Holder on the dates and in the manner provided in the Parent Notes, the Subsidiary Notes and in the Indenture.

            Reference is made to the further provisions of this Unit Certificate contained herein, which will for all purposes have the same effect as if set forth at this place. Copies of the Indenture are on file at the office of the Parent and the Subsidiary Issuer and are available to any Holder on written request and without cost.

            The Notes and Parent Guarantee represented by this Unit Certificate shall nor be detachable or separately transferable at any time.

            If at any time, (i) The Depository Trust Company ("DTC") notifies the Parent and the Subsidiary Issuer that it is unwilling or unable to continue as Depositary or if at any time DTC shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor Depositary is not appointed by the Parent and the Subsidiary Issuer within 90 days after the Parent and the Subsidiary Issuer receive such notice or become aware of such condition, as the case may be, or (ii) the Parent and the Subsidiary Issuer determine that the Units shall no longer be represented by a global Security or Securities, then in such event the Parent and the Subsidiary Issuer will execute, and the Trustee will authenticate and deliver, Units in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Global Security in exchange for this Global Security. Such Units in definitive registered form shall be registered in such names and issued in such authorized denominations as the Depositary, pursuant to instructions from its director indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Units to the Persons in whose names such Global Securities are so registered.

            Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to them in the Indenture.

            The Indenture and this Global Security shall be governed by and construed in accordance with the laws of the State of New York.

            IN WITNESS WHEREOF, each of the Parent and the Subsidiary Issuer has caused this instrument to be duly executed.



                                 TOM BROWN, INC.,



                                 By:
                                    --------------------------------------------
                                       Name:
                                       Title:


                                 TOM BROWN RESOURCES FUNDING CORP.


                                 By:
                                    --------------------------------------------
                                       Name:
                                       Title:
Date:
      -----------

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Units referred to in the within-mentioned Indenture.

                                       U.S. BANK NATIONAL ASSOCIATION,
                                           as Trustee


                                       By
                                          --------------------------------------
                                       Authorized Officer


Date:
      ----------

                   SCHEDULE OF INCREASES OR DECREASES IN UNIT

            The following increases or decreases in this Unit have been made:

             Amount of decrease   Amount of increase       Principal Amount of this Unit       Signature of authorized
Date of        in Principal         in Principal             following such decrease or         signatory of Trustee or
Exchange    Amount of this Unit   Amount of this Unit                increase                    Securities Custodian
--------    -------------------   -------------------                --------                    --------------------

                                                                       EXHIBIT E

          FORM OF SUPPLEMENTAL INDENTURE TO ADD SUBSIDIARY GUARANTORS

      This Supplemental Indenture, dated as of [__________] (this "Supplemental Indenture" or "Guarantee"), among [NAME OF FUTURE SUBSIDIARY GUARANTOR] (the "Guarantor"), TOM BROWN, INC. (the "Parent"), TOM BROWN RESOURCES FUNDING CORP. (the "Subsidiary Issuer") and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee") under the Indenture referred to below.



                              W I T N E S S E T H:

      WHEREAS, the Parent has heretofore executed and delivered to the Trustee an Indenture, dated as of September 16, 2003 relating to its subordinated debt securities (the "Original Parent Indenture"), providing for the issuance from time to time of one or more series of the Parents' subordinated debt Securities;

      WHEREAS, the Subsidiary Issuer has heretofore executed and delivered to the Trustee an Indenture, dated as of September 16, 2003 relating to its subordinated debt securities (the "Original Subsidiary Issuer Indenture" and, together with the Original Parent Indenture, the "Original Indentures," and, as each shall be amended and supplemented by the First Supplemental Indenture, the "Indenture"), providing for the issuance from time to time of one or more series of the Subsidiary Issuer's subordinated debt Securities;

      WHEREAS, the Parent, the Subsidiary Issuer and the Trustee have heretofore executed and delivered a First Supplemental Indenture, dated as of September 16, 2003 (the First Supplemental Indenture), providing for the issuance of 225,000 Units (the "Units") consisting of U.S.$115,200,000 aggregate principal amount of 7.25% Senior Subordinated Notes due September 15, 2013 of Tom Brown, Inc. (the "Parent Notes") and U.S.$109,800,000 aggregate principal amount of 7.25% Senior Subordinated Notes due September 15, 2013 of Tom Resources Funding Corp. (the "Subsidiary Notes" and, collectively with the Parent Notes and the Units, the "Securities");

      WHEREAS, Section 1013 of the Indenture provides that the Parent will not permit any Restricted Subsidiary (other than a Foreign Subsidiary) to Guarantee the payment of any Indebtedness of the Parent or any other Subsidiary unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Subsidiary Guarantee of such Restricted Subsidiary pursuant to the Indenture; and

      WHEREAS, pursuant to Section 901 of the Indenture, the Parent, the Subsidiary Issuer and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Parent, the Subsidiary Issuer, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

                                    ARTICLE I
                                   Definitions

      SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "Holders" in this Guarantee shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                                   ARTICLE II
                        Agreement to be Bound; Guarantee

      SECTION 2.1. Agreement to be Bound. The Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

      SECTION 2.2. Subsidiary Guarantee. (a) Subsidiary Guarantee. Each Subsidiary Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of and interest, including Additional Amounts, if any, on the Securities and all other obligations and liabilities of the Parent and the Subsidiary Issuer under the Indenture (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Parent, the Subsidiary Issuer or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Section 2.2 hereto notwithstanding any extension or renewal of any Obligation.

      Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Parent or the Subsidiary Issuer of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Parent or the Subsidiary Issuer or any other person under the Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Securities or any other agreement; (d) the release of any security held by any

Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor; or (f) any change in the ownership of the Parent or the Subsidiary Issuer.

      Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

      The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under the Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

      Subject to the provisions of Section 1013, each Subsidiary Guarantor agrees that its Subsidiary Guarantee herein shall remain in full force and effect until payment in full of all the Obligations or such Subsidiary Guarantor is released from its Subsidiary Guarantee upon the merger or the sale of all the Capital Stock or assets of the Subsidiary Guarantor in compliance with Section 2.2(b) hereto. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest and Additional Amounts, if any, on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

      In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest and Additional Amounts, if any, on such Obligations then due and owing (but only to the extent not prohibited by law).

      Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in the Indenture for the purposes of its Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Subsidiary Guarantee.

      Each Subsidiary Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or the Holders in enforcing any rights under this Section.

      (b) Limitation on Liability; Termination, Release and Discharge Upon Merger or Consolidation; Termination on Conversion. (1) The obligations of each Subsidiary Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

      (2) Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor without limitation. Subject to Article VIII and Article X of the Indenture, each Subsidiary Guarantor may consolidate with or merge into or sell all or substantially all its assets to a corporation, partnership or trust other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), except that if the surviving corporation of any such merger or consolidation is a Subsidiary of the Parent or the Subsidiary Issuer, such merger, consolidation or sale shall not be permitted unless (i) the Person formed by or surviving any such consolidation or merger assumes all the obligations of such Subsidiary under the Subsidiary Guarantee pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee in respect of the Securities, the Indenture and the Subsidiary Guarantee, (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Parent and the Subsidiary Issuer each delivers to the Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Trustee with respect to the foregoing matters. Upon the sale or disposition of a Subsidiary Guarantor (by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction to a Person (whether or not an Affiliate of the Subsidiary Guarantor) which is not the Parent or a Subsidiary of the Parent, which sale or disposition is otherwise in compliance with the Indenture, such Subsidiary Guarantor will be released from all its obligations under the Indenture and its Subsidiary Guarantee and such Subsidiary Guarantee will terminate.

      (3) Each Subsidiary Guarantor will be deemed released from all its obligations under the Indenture and its Subsidiary Guarantee and such Subsidiary Guarantee will terminate upon the discharge of the Securities pursuant to the provisions of Article IV of the Indenture.

            (c) Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that any Subsidiary Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Subsidiary Guarantees, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against the Parent or the Subsidiary Issuer or any other Subsidiary Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 2.2(c) shall in no respect limit the obligations and liabilities of each Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

      (d) No Subrogation. Notwithstanding any payment or payments made by each Subsidiary Guarantor hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Parent or the Subsidiary Issuer or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Obligations.


                                   ARTICLE III

                                  Miscellaneous

      SECTION 3.1. Notices. All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth below, with a copy to the Parent and the Subsidiary Issuer as provided in the Indenture for notices to the Parent and the Subsidiary Issuer.

      SECTION 3.2. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

      SECTION 3.3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      SECTION 3.4. Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

      SECTION 3.5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

      SECTION 3.6. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

      SECTION 3.7. Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.



            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                     [SUBSIDIARY GUARANTOR],
                                     as a Guarantor



                                     By:_______________________________________
                                           Name:
                                           Title:


                                     U.S. BANK NATIONAL ASSOCIATION, as Trustee



                                     By:_______________________________________

                                           Name:
                                           Title:


                                     TOM BROWN, INC.



                                     By:_______________________________________
                                           Name:
                                           Title:


                                     TOM BROWN RESOURCES FUNDING CORP.



                                     By:_______________________________________
                                           Name:
                                           Title:


                                     [INSERT OTHER SUBSIDIARY GUARANTORS]



                                     By:_______________________________________
                                           Name: